                                                                        Exh. 4.2

                     CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

                                    as Issuer

                                       and

                             BANKERS TRUST COMPANY,

                                   as Trustee

                                    Indenture

                         Dated as of ____________, 1997

                            __% Senior Notes Due 2004

                              CROSS-REFERENCE TABLE

TIA Sections                                                               Indenture Sections
------------                                                               ------------------
Section 310(a)(1).......................................                          7.09
           (a)(2) ......................................                          7.09
           (b)..........................................                          7.02; 7.07
Section 311(a)..........................................                          7.02
           (b) .........................................                          7.02
Section 312(a)..........................................                          2.03
Section 313(a)..........................................                          7.05
           (c) .........................................                          7.04; 7.05; 10.02
           (d) .........................................                          7.05
Section 314(a)..........................................                          4.18; 7.04; 10.02
           (a)(4).......................................                          4.17; 10.02
           (c)(1).......................................                          10.03
           (c)(2).......................................                          10.03
           (e)..........................................                          4.17; 10.04
Section 315(a)..........................................                          7.01
           (b)..........................................                          7.04; 10.02
           (c)..........................................                          7.01
           (d)..........................................                          7.01
           (e)..........................................                          6.11
Section 316(a)(1)(A)....................................                          6.05
           (a)(1)(B)....................................                          6.04
           (b)..........................................                          6.07
           (c)..........................................                          9.03
Section 317(a)(1).......................................                          6.08
           (a)(2).......................................                          6.09
           (b)..........................................                          2.04
Section 318(a)..........................................                          10.01
           (c)..........................................                          10.01


Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

                              TABLE OF CONTENTS****

                                                                                                         Page
                                                                                                         ----
RECITALS OF THE COMPANY

                                   ARTICLE ONE

                   Definitions and Incorporation by Reference
         SECTION 1.01.  Definitions.......................................................................  1
         SECTION 1.02.  Incorporation by Reference of Trust Indenture Act................................. 20
         SECTION 1.03.  Rules of Construction............................................................. 21

                                   ARTICLE TWO

                                    The Note

         SECTION 2.01.  Form and Dating................................................................... 21
         SECTION 2.02.  Execution, Authentication and Denominations....................................... 22
         SECTION 2.03.  Registrar and Paying Agent........................................................ 23
         SECTION 2.04.  Paying Agent to Hold Money in Trust............................................... 24
         SECTION 2.05.  Transfer and Exchange............................................................. 24
         SECTION 2.06.  Replacement Notes................................................................. 26
         SECTION 2.07.  Outstanding Notes................................................................. 26
         SECTION 2.08.  Temporary Notes................................................................... 27
         SECTION 2.09.  Cancellation...................................................................... 27
         SECTION 2.10.  CUSIP Numbers..................................................................... 28
         SECTION 2.11.  Defaulted Interest................................................................ 28

                                  ARTICLE THREE

                                   Redemption

         SECTION 3.01.  Right of Redemption............................................................... 28
         SECTION 3.02.  Notices to Trustee................................................................ 29
         SECTION 3.03.  Selection of Notes to Be Redeemed................................................. 29
         SECTION 3.04.  Notice of Redemption.............................................................. 30
         SECTION 3.05.  Effect of Notice of Redemption.................................................... 31
         SECTION 3.06.  Deposit of Redemption Price....................................................... 31
         SECTION 3.07.  Payment of Notes Called for Redemption............................................ 31
         SECTION 3.08.  Notes Redeemed in Part............................................................ 32

                                  ARTICLE FOUR

                                    Covenants

         SECTION 4.01.  Payment of Notes.................................................................. 32

--------

**** Note: The Table of Contents shall not for any purposes be deemed to be a part of the Indenture.

                                                                                                         Page
                                                                                                         ----

         SECTION 4.02.  Limitation on Indebtedness........................................................ 32
         SECTION 4.03.  Limitation on Restricted Payments................................................. 35
         SECTION 4.04.  Limitation on Dividend and Other Payment Restrictions Affecting
                  Restricted Subsidiaries................................................................. 38
         SECTION 4.05.  Limitation on the Issuance and Sale of Capital Stock of Restricted

                  Subsidiaries............................................................................ 39
         SECTION 4.06.  Limitation on Issuances of Guarantees by Restricted Subsidiaries.................. 40
         SECTION 4.07.  Limitation on Transactions with Shareholders and Affiliates....................... 40
         SECTION 4.08.  Limitation on Liens............................................................... 41
         SECTION 4.09.  Limitation on Sale-Leaseback Transactions......................................... 42
         SECTION 4.10.  Limitation on Asset Sales......................................................... 42
         SECTION 4.11.  Repurchase of Notes upon a Change of Control...................................... 43
         SECTION 4.12.  Additional Amounts................................................................ 43
         SECTION 4.13.  Existence......................................................................... 45
         SECTION 4.14.  Payment of Taxes and Other Claims................................................. 45
         SECTION 4.15.  Maintenance of Properties and Insurance........................................... 45
         SECTION 4.16.  Compliance Certificates........................................................... 46
         SECTION 4.17.  Commission Reports and Reports to Holders......................................... 47
         SECTION 4.18.  Waiver of Stay, Extension or Usury Laws........................................... 47

                                  ARTICLE FIVE

                              Successor Corporation

         SECTION 5.01.  When Company May Merge, Etc....................................................... 47
         SECTION 5.02.  Successor Substituted............................................................. 48

                                   ARTICLE SIX

                              Default and Remedies

         SECTION 6.01.  Events of Default................................................................. 49
         SECTION 6.02.  Acceleration...................................................................... 51
         SECTION 6.03.  Other Remedies.................................................................... 51
         SECTION 6.04.  Waiver of Past Defaults........................................................... 52
         SECTION 6.05.  Control by Majority............................................................... 52
         SECTION 6.06.  Limitation on Suits............................................................... 52
         SECTION 6.07.  Rights of Holders to Receive Payment.............................................. 53
         SECTION 6.08.  Collection Suit by Trustee........................................................ 53
         SECTION 6.09.  Trustee May File Proofs of Claim.................................................. 53
         SECTION 6.10.  Priorities........................................................................ 54
         SECTION 6.11.  Undertaking for Costs............................................................. 54
         SECTION 6.12.  Restoration of Rights and Remedies................................................ 55
         SECTION 6.13.  Rights and Remedies Cumulative.................................................... 55
         SECTION 6.14.  Delay or Omission Not Waiver...................................................... 55

                                                                                                         Page
                                                                                                         ----

                                  ARTICLE SEVEN

                                     Trustee
         SECTION 7.01.  Rights of Trustee................................................................. 55
         SECTION 7.02.  Individual Rights of Trustee...................................................... 58
         SECTION 7.03.  Trustee's Disclaimer.............................................................. 58
         SECTION 7.04.  Notice of Default................................................................. 58
         SECTION 7.05.  Reports by Trustee to Holders..................................................... 58
         SECTION 7.06.  Compensation and Indemnity........................................................ 59
         SECTION 7.07.  Replacement of Trustee............................................................ 60
         SECTION 7.08.  Successor Trustee by Merger, Etc.................................................. 61
         SECTION 7.09.  Eligibility....................................................................... 61
         SECTION 7.10.  Money Held in Trust............................................................... 61

                                  ARTICLE EIGHT

                             Discharge of Indenture

         SECTION 8.01.  Termination of Company's Obligations.............................................. 62
         SECTION 8.02.  Defeasance and Discharge of Indenture............................................. 63
         SECTION 8.03.  Defeasance of Certain Obligations................................................. 65
         SECTION 8.04.  Application of Trust Money........................................................ 66
         SECTION 8.05.  Repayment to Company.............................................................. 67
         SECTION 8.06.  Reinstatement..................................................................... 67

                                  ARTICLE NINE

                       Amendments, Supplements and Waivers

         SECTION 9.01.  Without Consent of Holders........................................................ 67
         SECTION 9.02.  With Consent of Holders........................................................... 68
         SECTION 9.03.  Revocation and Effect of Consent.................................................. 69
         SECTION 9.04.  Notation on or Exchange of Notes.................................................. 70
         SECTION 9.05.  Trustee to Sign Amendments, Etc................................................... 70
         SECTION 9.06.  Conformity with Trust Indenture Act............................................... 70

                                   ARTICLE TEN

                                  Miscellaneous

         SECTION 10.01.  Trust Indenture Act of 1939...................................................... 70
         SECTION 10.02.  Notices.......................................................................... 71
         SECTION 10.03.  Certificate and Opinion As to Conditions Precedent............................... 72
         SECTION 10.04.  Statements Required in Certificate or Opinion.................................... 72
         SECTION 10.05.  Acts of Holders.................................................................. 73
         SECTION 10.06.  Rules by Trustee, Paying Agent or Registrar...................................... 74
         SECTION 10.07.  Payment Date Other Than a Business Day........................................... 74
         SECTION 10.08.  Governing Law; Submission to Jurisdiction; Agent for Service..................... 74
         SECTION 10.09.  No Adverse Interpretation of Other Agreements.................................... 74

                                                                                                         Page
                                                                                                         ----
         SECTION 10.10.  Currency Indemnity. ............................................................. 74
         SECTION 10.11.  No Recourse Against Others....................................................... 75
         SECTION 10.12.  Successors....................................................................... 75
         SECTION 10.13.  Duplicate Originals.............................................................. 75
         SECTION 10.14.  Separability..................................................................... 75
         SECTION 10.15.  Table of Contents, Headings, Etc................................................. 75

SIGNATURES

EXHIBIT A  Form of Security

                  INDENTURE, dated as of __________, 1997, between CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., a Bermuda corporation, as Issuer (the "Company"), and Bankers Trust Company, a New York banking corporation, as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

                  The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $100,000,000 aggregate principal amount of the Company's % Senior Notes Due 2004 (the "Notes") issuable as provided in this Indenture. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

                  This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

                      AND THIS INDENTURE FURTHER WITNESSETH

                  For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

                                   ARTICLE ONE

                   Definitions and Incorporation by Reference

                  SECTION 1.01. Definitions.

                  "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

                  "Additional Amounts" has the meaning provided in Section 4.12.

                  "Adjusted Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP, plus the net income (or loss) of Restricted Affiliates for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than the Company or any of its Restricted Subsidiaries) has a joint interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.03 (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.03, any amount paid or accrued as dividends on Preferred Stock of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries; (vi) all extraordinary gains and extraordinary losses; and (vii) to the extent not otherwise excluded in accordance with GAAP, the net income (or loss) of any Restricted Subsidiary in an amount that corresponds to the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period, directly or indirectly, by the Company.

                  "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as is consistent with the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission pursuant to Section 4.17; provided that Adjusted Consolidated Net Tangible Assets shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount that corresponds to the percentage ownership interest in the assets of each Restricted Subsidiary not owned on the date of determination, directly or indirectly, by the Company.

                  "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling, "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. "Affiliate" includes, without limitation, any "Restricted Affiliate."

                  "Agent" means any Registrar, Paying Agent, authenticating agent or co-Registrar.

                  "Annualized Consolidated Leverage Ratio" means the ratio calculated as set forth in the definition of Consolidated Leverage Ratio, except that (x) in clause (ii) thereof, the Consolidated Adjusted Operating Cash Flow shall be calculated for the latest two fiscal quarters for which consolidated financial statements of the Company are available and then multiplied by two (rather than calculating Consolidated Adjusted Operating Cash Flow for the then most recent four fiscal quarters), and (y) the Reference Period shall be the period from the beginning of the second most recent fiscal quarter through the Transaction Date.

                  "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition.

                  "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary of the Company or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

                  "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of Article Five; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables, advertising time, and other current assets or obsolete or outdated equipment; provided that each such sale or other disposition or series of such sales or other dispositions shall not involve assets that are material to the business of the Company and its Restricted Subsidiaries, taken as a whole, (b) a transfer of assets to the extent the consideration received (A) is equal to the fair market value of the assets transferred and (B) takes the form of Investments of the type described in clause (iv) of the definition of Permitted Investment, (c) sales or other dispositions of assets (including Common Stock of Restricted Subsidiaries) for consideration at least equal to the fair market value of the assets sold or disposed of, provided that the consideration received consists of assets used or useful in the media, communications or entertainment business (or Common Stock in a Person engaged in the media, communications or entertainment business), and provided further that if such consideration received consists of Common Stock, such transaction complies with Section 4.03, or (d) issuances and sales of Common Stock permitted under clause (v) of Section 4.05.

                  "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and
(b) the amount of such principal payment by (ii) the sum of all such principal payments.

                  "Board of Directors" means the Board of Directors of the Company or any committee of such Board duly authorized to act under this Indenture.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in the equity of such Person, whether now outstanding or issued after the Closing Date, including, without limitation, all Common Stock and Preferred Stock.

                  "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligations" means the discounted present value of the rental obligations under such lease.

                  "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of the Company on a fully diluted basis and such ownership is greater than the amount of voting power of the Voting Stock of the Company, on a fully diluted basis, held by the Existing Stockholders and their Affiliates on such date; or
(ii) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

                  "Closing Date" means the date on which the Notes are originally issued under this Indenture.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all series and classes of such common stock.

                  "Company" means the party named as such in this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

                  "Company Order" means a written request or order signed in the name of the Company (i) by its Chairman, a Vice Chairman, its President or a Vice President and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the Persons listed in clause (i) above in lieu of being signed by one of such Persons listed in such clause (i) and one of the officers listed in clause (ii) above.

                  "Consolidated Adjusted Operating Cash Flow" means, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, and (vi) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less (x) all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP, and (y) cash programming acquisition costs for the period under consideration; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated Adjusted Operating Cash Flow shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of Consolidated Adjusted Operating Cash Flow attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by
(2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

                  "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, (i) any amount of such interest of any Restricted Subsidiary to the extent the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) or (vii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) or (vii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

                  "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis, plus Indebtedness of Restricted Affiliates not consolidated in the Company's financial statements, outstanding on such Transaction Date to (ii) the aggregate amount of Consolidated Adjusted Operating Cash Flow for the then most recent four fiscal quarters for which financial statements of the Company have been filed with the Commission pursuant to Section 4.17 (such four fiscal quarter period being the "Four Quarter Period"); provided that (A) pro forma effect shall be given to (x) reflect the incurrence of any Indebtedness Incurred from the beginning of the Four Quarter Period through the Transaction Date (the "Reference Period"), to the extent such Indebtedness is outstanding on the Transaction Date and (y) reflect the repayment of any Indebtedness that was outstanding during such Reference Period but that is not outstanding or is to be repaid on the Transaction Date; (B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period, as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (B) or (C) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is, in the good faith opinion of the Board of Directors of the Company, available.

                  "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), plus stockholders' equity of Restricted Affiliates not consolidated as of such date, less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with

GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

                  "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 4 Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "Depositary" means The Depository Trust Company, its nominees, and their respective successors, until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder.

                  "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.10 and 4.11 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Sections 4.10 and 4.11.

                  "DM Notes" means the ___% Senior Notes due 2004 issued pursuant to the DM Indenture.

                  "DM Indenture" means the Indenture dated ________ __, 1997 between the Company and Bankers Trust Company, as trustee.

                  "EU Country" means any of the following countries: Austria; Belgium; Denmark; Finland; France; Germany; Greece; Ireland; Italy; Luxembourg; The Netherlands; Portugal; Spain; Sweden; and the United Kingdom; as well as any other country which at the time of determination is a member of the European Union or any successors thereof.

                  "Event of Default" has the meaning provided in Section 6.01.

                  "Excess Proceeds" has the meaning provided in Section 4.10.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Existing Stockholders" means (A) each beneficial holder of the Company's Class B Common Stock on the Closing Date, (B) family members of any of the foregoing, (C) trusts, the only beneficiaries of which are persons or entities described in clauses (A) and (B) above, and (D) partnerships, corporations, or limited liability companies which are controlled by the persons or entities described in clauses (A) and (B) above.

                  "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as are approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Notes and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion No. 16 or other accounting literature related thereto.

                  "Global Notes" has the meaning provided in Section 2.01.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Holder" or "Noteholder" means the registered holder of any Note.

                  "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Indebtedness by reason of a Person becoming a Restricted Subsidiary of the Company; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the original issue price of such Indebtedness as increased to reflect any accretion thereof pursuant to the terms of such Indebtedness, (B) that "Indebtedness" shall not include any amount of money borrowed, at the time of the Incurrence of the related Indebtedness, for the purpose of pre-funding any interest payable on such related Indebtedness and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

                  "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

                  "Interest Payment Date" means each semiannual interest payment date on February 15 and August 15 of each year, commencing February 15, 1998.

                  "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

                  "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or
in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (iii) of Section
4.05. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.03, (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments, and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer. Notwithstanding the foregoing an acquisition of assets (including, without limitation, Capital

Stock or rights to acquire Capital Stock) by the Company or any of its Restricted Subsidiaries shall be deemed not to be an Investment to the extent that the consideration therefor consists of Common Stock of the Company.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale, and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agent's fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Note Register" has the meaning provided in Section 2.03.

                  "Notes" means any of the notes, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture.

                  "Offer to Purchase" means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof. On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

                  "Officer" means with respect to the Company, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

                  "Officers' Certificate" means a certificate signed by two Officers. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4) shall include the statements provided for in TIA
Section 314(e).

                  "Opinion of Counsel" means a written opinion signed by legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company or the Trustee. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e). Opinions of Counsel required to be delivered may have qualifications customary for opinions of the type required.

                  "Paying Agent" has the meaning provided in Section 2.03, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

                  "Permitted Investment" means (i) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment and provided further that in the case of an Investment in a Restricted Subsidiary that is a Restricted Affiliate, at the time of and after giving effect to such Investment and any Incurrence of Indebtedness in connection therewith or relating thereto, the pro forma Annualized Consolidated Leverage Ratio would be greater than zero and less than 5 to 1; (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) notes and other evidences of Indebtedness, not to exceed $2 million at any one time outstanding; and (v) stock, obligations or notes received in satisfaction of judgments.

                  "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property or any other asset acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 4.03, (1) to finance the cost (including the cost of improvement or construction) of property or assets (including, without limitation, Capital Stock) and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, (2) to refinance any Indebtedness so secured, or (3) as Interest Rate Agreements and Currency Agreements relating solely to the Indebtedness described in clause (1) or (2) above, (b) the principal amount of the Indebtedness secured by such Lien as of the time of the Incurrence thereof does not exceed 100% of such cost and (c) any such Lien does not extend to or cover any property or assets other than such item of property or assets and any improvements on such item, provided that if 100% of the Capital Stock of a Person is acquired (not including "qualifying" shares) such Lien may extend to properties of such Person; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;
(ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;
(xii) Liens in favor of the Company or any Restricted Subsidiary; (xiii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date; and (xviii) Liens on or sales of receivables.

                  "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all classes and series of preferred or preference stock.

                  "principal" of a debt security, including the Notes, means the principal amount due on the Stated Maturity as shown on such debt security.

                  "Proposed ING Credit Facility" means any ank credit facility between a bank and any Restricted Subsidiary in a maximum outstanding principal amount of $35.0 million and any refinancing thereof.

                  "Redemption Date", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

                  "Redemption Price", when used with respect to any Note to be redeemed, means the price at which such Note is to be redeemed pursuant to this Indenture.

                  "Registrar" has the meaning provided in Section 2.03.

                  "Regular Record Date" for the interest payable on any Interest Payment Date means the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                  "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers (including any officer within the Corporate Trust and Agency Group (or any successor group) of the Trustee) and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

                  "Restricted Affiliate" means any Person in which the Company or any Restricted Subsidiary has an Investment (a) whose primary business is related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries on the date of such Investment, (b) both (x) which is not consolidated in such Person's consolidated financial statements under GAAP, and (y) of which 50% or less of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more Restricted Subsidiaries of such Person, (c) of which at least 50% of the economic interest is owned, directly or indirectly, by such Person and one or more Restricted Subsidiaries of such Person, and (d) that has been designated by the Board of Directors (as evidenced by a Board Resolution delivered to the Trustee) as a Restricted Affiliate based on a determination by such Board of Directors that
(x) the Company has, directly or indirectly, the requisite control over such Person to prevent it from Incurring Indebtedness, making Restricted Payments, or taking any other action in contravention of any provisions of this Indenture, and (y) such Person otherwise qualifies as a Restricted Affiliate pursuant to the requirements hereof.

                  "Restricted Payments" has the meaning provided in Section
4.03.

                  "Restricted Subsidiary" means any Subsidiary of the Company, or of any Subsidiary of the Company, other than an Unrestricted Subsidiary.

                  "S&P" means Standard & Poor's Ratings Services and its successors.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Restricted Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the sum of the consolidated revenues of the Company and its Restricted Subsidiaries plus the revenues of its Restricted Affiliates or (ii) as of the end of such fiscal year, was the owner of more than 10% of the sum of the consolidated assets of the Company and its Restricted Subsidiaries plus the assets of its Restricted Affiliates, all as set forth on the most recently available financial statements of the Company for such fiscal year.

                  "Specified Date" means any Redemption Date, any Payment Date for an Offer to Purchase pursuant to Section 4.10 or Section 4.11 or any date on which the Notes are due and payable after an Event of Default.

                  "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and
(ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

                  "Subsidiary" means, with respect to any Person, any corporation, association or other business entity (a) of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person,
(b) which is consolidated in such Person's consolidated financial statements under GAAP, or (c) which is a Restricted Affiliate.

                  "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying notes of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's, and (vi) time deposits, certificates of deposit, bank promissory notes and bankers' acceptances maturing not more than 180 days after the acquisition thereof and guaranteed or issued by any of the ten largest banks (based on assets as of the immediately preceding December 31) organized under the laws of any jurisdiction in which one of the Restricted Subsidiaries does business and which are not under intervention, bankruptcy or similar proceeding, not to exceed $10 million outstanding at any one time.

                  "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

                  "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

                  "United States Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04, and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Sections 4.02 and 4.03. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under the first paragraph of Section 4.02 and

(y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Government Obligations" means notes that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S.Government Obligation or a specific payment of interest on or principal of any such U.S.Government Obligation held by such custodian forth account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

                  "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

                  "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

                  SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TA, the provision is incorporated by reference in and made a part of this Indenture. The following TA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture noteholder" means a Holder or a Noteholder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the indenture securities means the Company or any other obligor on the Note.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

                  SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

                  (i) a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (iii) "or" is not exclusive;

                  (iv) words in the singular include the plural, and words in the plural include the singular;

                  (v) provisions apply to successive events and transactions;

                  (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (vii) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.01; and

                  (viii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

                                   ARTICLE TWO

                                    The Note

                  SECTION 2.01. Form and Dating. The Notes and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange agreements or requirements to which the Company is subject or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

                  The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  The Notes shall be issued initially in the form of one or more global Notes in registered form, substantially in the form set forth in Exhibit A (the "Global Notes"), deposited with, or on behalf of, the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Each Global Note shall bear such legend as may be required or reasonably requested by the Depositary.

                  The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

                  SECTION 2.02. Execution, Authentication and Denominations. Any Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company.

                  If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

                  A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  Pursuant to and based upon a Company Order, the Trustee or an authenticating agent shall authenticate for original issue Global Notes in the aggregate principal amount at maturity of $100,000,000 registered in the name of the Depositary or the nominee of the Depositary and shall deliver such Global Notes to the Depositary or pursuant to the Depositary's instructions; provided that the Trustee shall be entitled to receive an Opinion of Counsel of the Company in connection with such authentication and delivery of the Global Notes. Such Company Order shall specify the amount of the Global Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount at maturity of Notes outstanding at any time may not exceed the amount set forth above except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.06 or 2.07.

                  The Trustee may appoint an authenticating agent to authenticate Notes and such authenticating agent shall be compensated by the Company. An authenticating agent may authenticate Notes whenever the Trustee may do so, except with regard to the original issuance of the Notes. Except as provided in the preceding sentence, each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company. The provisions of Sections 7.01, 7.02 and 7.06 hereof shall be applicable to any authenticating agent.

                  The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 in principal amount at maturity and any integral multiple thereof.

                  SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall cause the Registrar to keep a register of the Notes and of their transfer and exchange (the "Note Register"). The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Company may have one or more co-Registrars and one or more additional Paying Agents.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

                  The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands. If, at any time, the Trustee is not the Registrar, the Company shall furnish, or cause to be furnished, to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Note Register. At the option of the Company, payment of interest may be made by check mailed to the address of the Holders as such address appears in the Note Register.

                  SECTION 2.04. Paying Agent to Hold Money in Trust. Not later than each due date of the principal, premium, if any, and interest on any Notes, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

                  SECTION 2.05. Transfer and Exchange. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount at maturity of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.08, 3.08 or 9.04).

                  The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  Notwithstanding any other provisions of this Section 2.05, unless and until it is exchanged in whole or in part for Notes in definitive registered form, a Global Note representing all or a portion of the Notes may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  If the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or if at any time the Depositary shall no longer be eligible under the next sentence of this paragraph, the Company shall appoint a successor Depositary with respect to the Notes. Each Depositary appointed pursuant to this Section 2.05 must, at the time of its appointment and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation. The Company will execute, and the Trustee, upon receipt of an authentication order, will authenticate and deliver, Notes in definitive registered form in any authorized denominations, in an aggregate principal amount at maturity equal to the principal amount at maturity of the Global Note representing such Notes in exchange for such Global Notes if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or if at any time the Depositary shall no longer be eligible to serve as Depositary and a successor Depositary for the Notes is not appointed by the Company within 60 days after the Company receives such notice or becomes aware of such ineligibility or (ii) an Event of Default has occurred and is continuing.

                  The Company may at any time and in its sole discretion determine that the Notes shall no longer be represented by a Global Note. In such event the Company will execute, and the Trustee will, upon receipt of an authentication order, authenticate and deliver, Notes in definitive registered form in any authorized denominations, in an aggregate principal amount at maturity equal to the principal amount at maturity of the Global Notes representing such Notes in exchange for such Global Notes.

                  Upon the exchange of a Global Notes in definitive registered form without coupons, in authorized denominations, such Global Note shall be cancelled by the Trustee. Notes in definitive registered form issued in exchange for a Global Note pursuant to this Section 2.05 shall be registered in such names and in such authorized denominations as the Depositary for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to or as directed by the Persons in whose names such Notes are so registered.

                  All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

                  SECTION 2.06. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount; provided that the requirements of this Section
2.06 are met. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Company may charge such Holder for the expenses of the Company and the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

                  Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

                  The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies against the Company and the Trustee with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes.

                  SECTION 2.07. Outstanding Notes. Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.07 as not outstanding.

                  If a Note is replaced pursuant to Section 2.06, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to each of them that the replaced Note is held by a bona fide purchaser.

                  If the Paying Agent (other than the Company or an Affiliate of the Company) holds on a Redemption Date or the maturity date money sufficient to pay Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

                  Notes, or portions thereof, for the payment or redemption of which moneys or U.S. Government Obligations (as provided for in Article Eight) in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company for the Holders of such Notes (if the Company shall act as its own Paying Agent), on and after that time shall cease to be outstanding and, in the case of redemption, interest on such Notes shall cease to accrue, provided that if such Notes, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice.

                  A Note does not cease to be outstanding because the Company or one of its Affiliates holds such Note, provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee has actual knowledge to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

                  SECTION 2.08. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

                  SECTION 2.09. Cancellation. The Company at any time may deliver, or cause to be delivered, Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee (and no one else) shall cancel all Notes surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy them in accordance with its normal procedure.

                  SECTION 2.10. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP," "CINS" or "ISIN" numbers (if then generally in use), and the Company and the Trustee shall use CUSIP, CINS or ISIN numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes; and provided further that failure to use CUSIP, CINS or ISIN numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice. The Company shall promptly notify the Trustee of any change in CUSIP, CINS or ISIN numbers.

                  SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.11 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

                                  ARTICLE THREE

                                   Redemption

                  SECTION 3.01. Right of Redemption. (a) The Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after August 15, 2001 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Note Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the next succeeding Interest Payment
Date), if redeemed during the 12-month period commencing August 15 of the years set forth below:

                                                              Redemption
                  Year                                             Price
                  ----                                             -----
                  2001     ..........................                  %
                  2002     ..........................                  %
                  2003 and thereafter................                  %

                  (b) In addition, at any time and from time to time, prior to August 15, 2000, the Company may redeem Notes having a principal amount of up to $__ million with the Net Cash Proceeds that are actually received by the Company from one or more sales of Common Stock of the Company, at a Redemption Price (expressed as a percentage of principal amount) of %, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the next succeeding Interest Payment Date); provided that each such redemption occurs within 180 days of the related sales.

                  (c) In the event that (i) the Company has become or would become obligated to pay, on the next date on which any amount would be payable under or with respect to the Notes, any Additional Amounts as a result of certain changes affecting withholding tax laws, and (ii) the Company cannot reasonably arrange for another obligor to make such payment so as to avoid the requirement to pay such Additional Amounts, then the Company may redeem all, but not less than all, the Notes at any time at 100% of the principal amount thereof, together with accrued interest thereon, if any, to the redemption date.

                  SECTION 3.02. Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 3.01(a), (b) or (c), it shall notify the Trustee in writing of the Redemption Date, the principal amount at Stated Maturity of Notes to be redeemed and the clause of this Indenture pursuant to which the redemption shall occur.

                  The Company shall give each notice provided for in this
Section 3.02 in an Officers' Certificate at least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

                  SECTION 3.03. Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided that no Notes of $1,000 in principal amount at maturity or less shall be redeemed in part.

                  The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. Notes in denominations of $1,000 in principal amount at Stated Maturity may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount at Stated Maturity or any integral multiple thereof) of Notes that have denominations larger than $1,000 in principal amount at Stated Maturity. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

                  SECTION 3.04. Notice of Redemption. With respect to any redemption of Notes pursuant to Section 3.01(a), (b) or (c), at least 30 days but not more than 60 days before a Redemption Date the Company shall mail or cause to be mailed a notice of redemption by first class mail to each Holder whose Notes are to be redeemed.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (i) the Redemption Date;

                  (ii) the Redemption Price;

                  (iii) the name and address of the Paying Agent;

                  (iv) that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

                  (v) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued and unpaid interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

                  (vi) with respect to any redemption pursuant to Section 3.01(a), (b) or (c), that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount at Stated Maturity or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued;

                  (vii) that, if any Note contains a CUSIP, CINS or ISIN number as provided in Section 2.10, no representation is being made as to the correctness of the CUSIP, CINS or ISIN number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes; and

                  (viii) the aggregate principal amount at Stated Maturity of Notes being redeemed.

                  At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee, at least 45 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date in the case of a redemption pursuant to Section 3.01(a), (b) or (c), the Trustee shall give the notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

                  SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued and unpaid interest to the Redemption Date.

                  Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

                  SECTION 3.06. Deposit of Redemption Price. On or prior to 10:00 a.m. New York City time on any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.04) money in immediately available funds sufficient to pay the Redemption Price of and accrued and unpaid interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

                  SECTION 3.07. Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued and unpaid interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Notes at the Redemption Price and accrued and unpaid interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price, together with accrued and unpaid interest to the Redemption Date; provided that installments of interest whose record date is prior to the Redemption Date shall be payable to the Holders registered as such at the close of business such record date, if any.

                  SECTION 3.08. Notes Redeemed in Part. Upon surrender of any Note that is redeemed in part, the Company shall at its expense issue and the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unredeemed portion of such surrendered Note.

                                  ARTICLE FOUR

                                    Covenants

                  SECTION 4.01. Payment of Notes. The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds as of 10:00 A.M. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them, acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.04. As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent for the Notes.

                  The Company shall pay interest on overdue principal, premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Notes.

                  SECTION 4.02. Limitation on Indebtedness. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes and Indebtedness existing on the Closing
Date); provided that the Company and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness), if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the pro forma Consolidated Leverage Ratio would be greater than zero and less than 5 to 1; provided that no more than 50% of the Indebtedness Incurred under this clause may be incurred by Restricted Subsidiaries.

                  Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:
(i) Indebtedness outstanding at any time in an aggregate principal amount not to exceed the greater of (A) $200 million and (B) Consolidated Adjusted Operating Cash Flow for the preceding four quarters for which reports have been filed pursuant to Section 4.17, in each case less any amount of Indebtedness permanently repaid as provided under Section 4.10, provided that the aggregate amount of Indebtedness of Restricted Subsidiaries outstanding at any one time under this clause (i) shall not exceed one-half of the greater of the amounts referred to in clause (A) and clause (B) above; (ii) Indebtedness (A) to the Company evidenced by an unsubordinated promissory note or other evidence of unsubordinated indebtedness (provided that such indebtedness may be subordinated to the Proposed ING Credit Facility) or (B) to any of its Restricted Subsidiaries; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii); (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (including, without limitation, the Notes), other than Indebtedness Incurred under clause (i), (ii), (iv), (vi), (vii), (viii), (ix), (x) or (xi) of this paragraph (which clauses are either unlimited in amount or provide for the refinancing of Indebtedness Incurred thereunder), and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (iii) if (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes, and
(C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded (assuming such Indebtedness had a final Stated Maturity three months later than its actual final stated maturity); and provided further that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (iii); (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (a) are designed solely to protect the Company or its Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; (v) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Notes or DM Notes tendered in an Offer to Purchase made as a result of Change in Control or (B) deposited to defease the Notes as described in Sections
8.02 and 8.03; (vi) Guarantees of the Notes or DM Notes or Guarantees of Indebtedness of the Company by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with Section 4.07;
(vii) secured Indebtedness, in an aggregate amount not to exceed $15 million at any one time outstanding, Incurred to finance the cost (including the cost of purchase or installation) of equipment or other tangible capital assets used or useful in the media, communications or entertainment business, in each case acquired by the Company or a Restricted Subsidiary after the Closing Date;
(viii) Indebtedness of the Company not to exceed, at any one time outstanding, two times the Net Cash Proceeds (less the amount of such proceeds applied as provided in clause (ii) or (iii) of the second paragraph of Section 4.03 or applied to repay Indebtedness of the Company) received by the Company (or any Restricted Subsidiary that Guarantees the Notes in accordance with Section 4.06; provided that the Company delivers to the Trustee an Opinion of Counsel to the effect (subject to customary caveats) that such Guarantee is enforceable and provided further that such Capital Stock is not subsequently repurchased by the Company or any Restricted Subsidiary) after the Closing Date from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Company; provided that such Indebtedness matures after the Stated Maturity of the Notes and has an Average Life longer than the Notes; (ix) Indebtedness of the Company and each Restricted Subsidiary, not to exceed in the aggregate at any one time outstanding 60% of the accounts receivable (net of accounts more than 90 days past due, reserves and allowances for doubtful accounts, determined in accordance with GAAP) of the Company and its Restricted Subsidiaries on a consolidated basis as set forth on the balance sheet of the Company most recently filed with the Commission pursuant to Section 4.17; provided that any such Indebtedness of any Restricted Subsidiary is not Guaranteed by the Company; (x) Indebtedness of any Restricted Subsidiary, not to exceed at any one time outstanding the amount of the commitment to lend to such Restricted Subsidiary by any Person not an Affiliate thereof on the Closing Date (and refinancings of such Indebtedness); and (xi) without duplication of Indebtedness permitted under clause (x), Indebtedness incurred under the Proposed ING Credit Facility (including any Guarantees relating thereto) up to $35 million at any one time outstanding, and any refinancings thereof.

                  (b) Notwithstanding any other provision of this Section 4.02, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this Section 4.02 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in interest rates or the exchange rates of currencies.

                  (c) For purposes of determining any particular amount of Indebtedness under this Section 4.02 (1) Guarantees, Liens, or obligations with respect to letters of credit, supporting Indebtedness of any Person otherwise included in the determination of such particular amount of Indebtedness of such Person shall not be included and (2) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.08 shall not be treated as Indebtedness. For purposes of determining compliance with this Section 4.02, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

                  SECTION 4.03. Limitation on Restricted Payments. The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by other stockholders) held by Persons other than the Company or any of its Restricted Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, prior to the scheduled maturity, of Indebtedness of the Company that is subordinated in right of payment to the Notes (other than the purchase, repurchase or the acquisition of Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in any case due within one year of the date of acquisition) or
(iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) except with respect to Investments, the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.02 or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date, plus the outstanding amount of all Permitted Investments permitted pursuant to the second proviso of clause (i) of the definition of Permitted Investment, shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed pursuant to Section 4.17 plus (2) the aggregate Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale permitted by this Indenture of Capital Stock of the Company (other than Disqualified Stock), to a Person who is not a Subsidiary of the Company or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) plus (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments except for Permitted Investments permitted pursuant to the second proviso of clause (i) in the definition of Permitted Investment) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

                  The foregoing provision shall not be violated by reason of:
(i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of part (a) of Section 4.02; (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company; (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Notes, in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of the Capital Stock of the Company (other than Disqualified Stock); (v) the declaration or payment of dividends on the Common Stock of the Company of up to 6% per annum of the Net Cash Proceeds received by the Company in the aggregate from any public offering of Common Stock after the Closing Date; (vi) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of Article Five; (vii) any Investments made after the Closing Date, provided that the sum of such Investments does not exceed $25 million at any one time outstanding and that the Board of Directors of the Company has determined in good faith that such Investment will enable the Company or any of its Restricted Subsidiaries to obtain additional business that it might not be able to obtain without making such Investment; (viii) purchases or other acquisitions of Capital Stock in compliance with the terms of written agreements in effect on the Closing Date, as amended; provided that the Board of Directors determines that each such amendment is not adverse to the interests of any Holder; (ix) cash payments in lieu of the issuance of fractional shares upon the exercise of any warrants or options on Common Stock; (x) Investments made after the Closing Date in Restricted Affiliates in an aggregate amount at any one time outstanding not to exceed the sum of (A) $50 million and (B) one-half of the aggregate Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale permitted by this Indenture of Capital Stock of the Company (other than Disqualified Stock) to a Person that is not a Subsidiary of the Company and not otherwise used for a Restricted Payment described in clauses (i) through (iii) of the first paragraph of this covenant or invested in an outstanding Investment, or (xi) non pro rata dividends paid to minority shareholders of Restricted Subsidiaries pursuant to agreements for the acquisition of such Common Stock, provided that such dividends do not in the aggregate exceed the minority shareholder's pro rata ownership share of such Restricted Subsidiary for the period for which such dividend or distribution is paid, provided that, except in the case of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein. Any Restricted Payments made other than in cash shall be valued at fair market value. The amount of any Investment "outstanding" at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital (including dividends) to the Company and its Restricted Subsidiaries with respect to such Investment (up to the amount of such Investment on the date made).

                  Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof and an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 4.03 have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this Section 4.03 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

                  SECTION 4.04. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary, or
(iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

                  The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Closing Date in this Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law, rule or regulation or, to the extent not material to the Company, at the behest of regulatory authorities; (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this Section 4.04, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; (vi) with respect to Restricted Subsidiaries in which, on and subsequent to the Closing Date, the Company and its Restricted Subsidiaries only make Investments that are evidenced by unsubordinated promissory notes that bear a reasonable rate of interest and are payable prior to the Stated Maturity of the Notes; provided that such encumbrances and restrictions expressly allow the payment of interest and principal on such promissory notes; (vii) solely of the type referred to in clause (iii) or (iv) of the first paragraph of this Section 4.04 that are contained in any stockholders' agreement, joint venture agreement or similar agreement among owners of Common Stock of a Restricted Subsidiary; provided that such restrictions consist solely of requirements that transactions between such Restricted Subsidiaries and Affiliates thereof (including the Company and its Restricted Subsidiaries) be on fair and reasonable terms no less favorable to such Restricted Subsidiary than could be obtained in a comparable arm's-length transaction with a Person that is not such an Affiliate; or (viii) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if the Board of Directors of the Company determines that such encumbrance or restriction together with encumbrances and restrictions of any other Indebtedness will not materially affect the Company's ability to make interest or principal payments on the Notes; or (ix) contained in the agreement pertaining to the Proposed ING Credit Facility, provided that the terms thereof are not materially more restrictive than those set forth on the offer letter from ING Barings dated July 24, 1997, including the Term Sheet attached thereto. Nothing contained in this Section 4.04 shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.08 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

                  SECTION 4.05. Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Restricted Subsidiary; (ii) issuances of director's qualifying shares or sales to non-U.S. nationals of shares of Capital Stock of non-U.S. Restricted Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, provided any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.03, if made on the date of such issuance or sale; (iv) issuances or sales of Common Stock, either (x) the Net Cash Proceeds of which are promptly applied pursuant to clause (A) or (B) of Section 4.10 or
(y) in the case of a sale for consideration other than cash, in exchange for property or services having a fair market value at least equal to the fair market value of the Common Stock issued; and (v) issuances and sales of up to 6% of the Common Stock of each Restricted Subsidiary in connection with employee benefit plans or arrangements.

                  SECTION 4.06. Limitation on Issuances of Guarantees by Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company which is pari passu with or subordinate in right of payment to the Notes ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to (x) any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, (y) any Guarantee by Restricted Subsidiaries to the extent any such Restricted Subsidiary could itself Incur such Indebtedness being Guaranteed (without duplication in the case of the same Indebtedness being Guaranteed by one or more Restricted Subsidiaries) under Section 4.02; or (z) any Guarantee of Indebtedness under the Proposed ING Credit Facility. If the Guaranteed Indebtedness is (A) pari passu with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee, or (B) subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

                  Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

                  SECTION 4.07. Limitation on Transactions with Shareholders and Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

                  The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm (or a subsidiary or affiliate thereof) in the United States stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view; (ii) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; (iv) any Payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; (v) transactions in the ordinary course of business of the Company or any Restricted Subsidiary; provided that the aggregate amount of such transactions do not exceed $2 million in any fiscal year; or (vi) any Restricted Payments not prohibited by Section 4.03. Notwithstanding the foregoing, any transaction covered by the first paragraph of this Section 4.07 and not covered by clauses (ii) through (iv) of this paragraph, the aggregate amount of which exceeds $1 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above.

                  SECTION 4.08. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, asume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Notes and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes or the Note Guarantee, prior to) the obligation or liability secured by such Lien.

                  The foregoing limitation does not apply to (i) Liens existing on the Closing Date; (ii) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders; (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary;
(iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (iii) or clause (xi) of the second paragraph of Section 4.02; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;
(v) Permitted Liens; (vi) Liens securing obligations not in excess of $2 million; (vii) Liens on any property or assets of a Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary permitted to be Incurred under Section 4.02; or (viii) Liens granted over any assets of the Company or any Restricted Subsidiary to secure the Proposed ING Credit Facility, including without limitation cash held by the Company and any Capital Stock held by the Company.

                  SECTION 4.09. Limitation on Sale-Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

                  The foregoing restriction does not apply to any sale-leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the lease secures or relates to industrial revenue or pollution control bonds; (iii) the transaction is solely between the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; (iv) the Company or such Restricted Subsidiary, within twelve months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the first paragraph of Section 4.10; or (v) it relates to the Proposed ING Credit Facility.

                  SECTION 4.10. Limitation on Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments. In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its subsidiaries have been filed pursuant to Section 4.18), then the Company shall, or shall cause the relevant Restricted Subsidiary to, (i) within twelve months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets, (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company or any Restricted Subsidiary providing a Subsidiary Guarantee pursuant to Section 4.06 or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within twelve months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment and (ii) apply (no later than the end of the twelve-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this Section 4.10. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such twelve-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

                  If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.10 totals at least $10 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of Notes on the relevant Payment Date equal to the Excess Proceeds on such date, at a purchase price equal to 101% of the principal amount of the Notes, plus, in each case, accrued interest (if any) to the Payment Date.

                  SECTION 4.11. Repurchase of Notes upon a Change of Control. The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the Payment Date.

                  SECTION 4.12. Additional Amounts. In the event of any change in the laws of Bermuda or of any political subdivision or taxing authority thereof or therein or any change in the interpretation or administration thereof, the effect of which is to require the withholding or deduction by the Company pursuant to the Notes of any amount for taxes, the Company will pay, to the extent it may then lawfully do so, such additional amounts ("Additional Amounts") as may be necessary in order that every net payment of the principal of and interest on the Notes, after deduction for withholding for or on account of any future tax, assessment or other governmental charge, will not be less than the amount provided for in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply in respect of:

                  (a) any tax, withholding, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and Bermuda or any political subdivision or taxing authority thereof including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of a Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

                  (b) any estate, inheritance, gift, sale, transfer or personal property tax;

                  (c) any tax, assessment or other governmental charge that is withheld by reason of the failure to timely comply by the holder or the beneficial owner of the Note with a request in writing of the Company
         (i) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing or domicile jurisdiction as a precondition to exemption from or reduction of all or part of such tax, assessment or other governmental charge; provided, however, that this clause (c) shall not apply to limit the Company's obligation to pay Additional Amounts if the completing and filing of the information described in subclause (i) or the declaration or other claim described in subclause (ii) would be materially more onerous in form, in procedure or in substance of information disclosed, in comparison to the information reporting requirements imposed under U.S. tax law with respect to Forms 1001, W-8 and W-9; or

                  (d) any combination of items (a), (b) and (c) above; nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on, any Note to any holder who is not the sole beneficial owner of such Note or is a fiduciary or partnership, but only to the extent that a beneficial owner, a beneficiary or a settlor with respect to a fiduciary or a member of the partnership would not have been entitled to the payment of the Additional Amount had the beneficial owner, beneficiary, settlor or member of such partnership received directly its beneficial or distributive share of the payment.

                  At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee an Officer's Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to holders on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), Redemption Price, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

                  SECTION 4.13. Existence. Subject to Articles Four and Five of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), licenses and franchises of the Company and each such Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided further that any Restricted Subsidiary may consolidate with, merge into, or sell, convey, transfer, lease or otherwise dispose of all or part of its property and assets to the Company or any Wholly Owned Restricted Subsidiary.

                  SECTION 4.14. Payment of Taxes and Other Claims. The Company will pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Company or any such Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company or any such Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

                  SECTION 4.15. Maintenance of Properties and Insurance. The Company will cause all properties used or useful in the conduct of its business or the business of any Restricted Subsidiary and material to the Company and its Restricted Subsidiaries taken as a whole, to be maintained and kept in working condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.16 shall prevent the Company or any such Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or the board of directors of such Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or such Restricted Subsidiary.

                  The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as the Company in good faith shall determine to be reasonable and appropriate in the circumstances.

                  SECTION 4.16. Compliance Certificates. (a) The Company shall deliver to the Trustee, within 45 days after the end of each fiscal quarter (90 days after the end of the last fiscal quarter of each year), an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal quarter. In the case of the Officers' Certificate delivered within 90 days of the end of the Company's fiscal year, such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under this Indenture and that the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 4.16, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If any of the signers of the Officers' Certificate have knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 4.16(a) shall be for the first fiscal quarter beginning after the execution of this Indenture.

                  (b) The Company shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year, a certificate signed by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, (ii) that they have read the most recent Officers' Certificate delivered to the Trustee pursuant to paragraph (a) of this
Section 4.16 and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company was not in compliance with any of the terms, covenants, provisions or conditions of Article Four and Section 5.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

                  (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 4.17. Commission Reports and Reports to Holders. Whether or not the Company is then required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Seciton 13(a) or 15(d) under the Exchange Act if it were subject thereto. Upon request, the Company shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information. The Company also shall comply with the other provisions of TIA Section 314(a).

                  SECTION 4.18. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE FIVE

                              Successor Corporation

                  SECTION 5.01. When Company May Merge, Etc. The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the jurisdiction of incorporation of the Company immediately prior to such transaction, the United States of America, the British Virgin Islands, the Cayman Islands, the Netherlands Antilles, any EU Country or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under this Indenture; provided that, with respect to any such transaction immediately subsequent to which the continuing Person is incorporated in a jurisdiction other than the United States or the jurisdiction in which such Person was incorporated immediately prior to such transaction, (A) the Company delivers to the Trustee an Opinion of Counsel stating that the obligations of the continuing Person under the Indenture are enforceable under the laws of the new jurisdiction of its incorporation to the same extent as the obligations of the Company under the Indenture immediately prior to such transaction; (B) the continuing Person agrees in writing to submit to jurisdiction and appoints an agent for the service of process, each under terms substantially similar to the terms contained in the Indenture with respect to the Company; (C) the continuing Person agrees in writing to pay "additional amounts" as provided under this Indenture with respect to the Company except that such "additional amounts" shall relate to any withholding tax whatsoever regardless of any change of law (subject to exceptions substantially similar to those contained in this Indenture and described under Section 4.13); and (D) the Board of Directors of the Company determines in good faith that such transaction will have no material adverse effect on any Holder and a Board Resolution to that effect is delivered to the Trustee; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Notes shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;
(iv) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Notes would have a Consolidated Leverage Ratio no higher (or, if negative, no lower) than the Consolidated Leverage Ratio of the Company immediately prior to such transaction; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company; and
(v) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state or jurisdiction of incorporation of the Company; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

                  SECTION 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer or other disposition of all or substantially all of the property and assets of the Company in accordance with
Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that in the case of a lease, the Company shall not be released from the obligation to pay the principal of and interest on the Notes.

                                   ARTICLE SIX

                              Default and Remedies

                  SECTION 6.01. Events of Default. An "Event of Default" shall occur with respect to the Notes if:

                  (a) the Company defaults in the payment of the principal of (or premium, if any, on) any Note when the same becomes due and payable at Stated Maturity, upon acceleration, redemption or otherwise;

                  (b) the Company defaults in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

                  (c) the Company defaults in the performance or breaches the provisions of Article Five or fails to make or consummate an Offer to Purchase in accordance with Section 4.11 or Section 4.12;

                  (d) the Company defaults in the performance of or breaches any covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice to the Company by the Trustee or the Holders of 25% or more in aggregate principal amount at maturity of the Notes;

                  (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any of its Significant Subsidiaries having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

                  (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                  (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,
         (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

                  A Default under clause (d) is not an Event of Default until the Trustee notifies the Company in writing, or the holders of at least 25% of the principal amount at maturity of the Notes then outstanding notify the Company and the Trustee in writing, of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested in writing by the Holders of at least 25% in aggregate principal amount at maturity of the Notes then outstanding.

                  SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of the Holders shall, declare the principal amount of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company and/or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto and such rescission and annulment would not conflict with any judgment or decree of a court of competent jurisdiction. If an Event of Default specified in clause (g) or (h) of Section 6.01 occurs with respect to the Company, the principal amount of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  At any time after such a declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in aggregate principal amount at maturity of the outstanding Notes by written notice to the Company and to the Trustee may waive all past Defaults and rescind and annul such declaration of acceleration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes,
(iii) the principal of and premium, if any, on any Notes that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate prescribed therefor by such Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest, if any, at the rate prescribed therefor by such Notes, (b) all existing Events of Default, other than the non-payment of the principal amount of, premium, if any, and accrued interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

                  SECTION 6.04. Waiver of Past Defaults. Subject to Sections 6.02, 6.07 and 9.02, the Holders of at least a majority in aggregate principal amount at maturity of the outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Note as specified in clause (a) or (b) of Section 6.01 (including in connection with an Offer to Purchase) or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

                  SECTION 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount at maturity of the outstanding Notes, by notice to the Trustee, may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Notes pursuant to this Section 6.05.

                  SECTION 6.06. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default;

                  (ii) the Holders of at least 25% in aggregate principal amount at maturity of outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

                  (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (v) during such 60-day period, the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

                  For purposes of Section 6.05 of this Indenture and this
Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount at maturity of outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law.

                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

                  SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on such Holder's Note on or after the respective due dates expressed on such Note (including in a notice with respect to an Offer to Purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest specified in clause (a) or
(b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.06) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, notes or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.06. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

                  First: to the Trustee for amounts due under Section 7.06, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

                  Third: to the Company or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

                  The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this
Section 6.10.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 of this Indenture, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

                  SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                  ARTICLE SEVEN

                                     Trustee

                  SECTION 7.01. Rights of Trustee. (i) Except during the continuance of an Event of Default,

                  (a) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth and correctness of the statements and certificates or opinions furnished to it and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                  (ii) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (iii) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (a) this Subsection shall not be construed to limit the effect of Subsection (i) of this Section;

                  (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes, relating to the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.

                  (iv) Subject to TIA Sections 315(a) through (d):

                  (a) the Trustee may rely upon any document believed by it to be genuine and to have been signed or presented by the proper person, the Trustee need not investigate any fact or matter stated in the document;

                  (b) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 11.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

                  (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

                  (d) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute negligence or bad faith;

                  (e) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

                  (f) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed), may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                  (g) the Trustee may consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                  (i) the Trustee may execute any of the trusts or powers hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (j) the Trustee may conclusively rely as to the identity and addresses of Holders and other matters contained therein on the register of the Notes maintained by the Registrar pursuant to Section
         2.03 hereof and shall not be affected by notice to the contrary; and

                  (k) unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  SECTION 7.02. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

                  SECTION 7.03. Trustee's Disclaimer. The Trustee (i) shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) shall not be accountable for the Company's use of the proceeds from the Notes (iii) shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and (iv) shall not be responsible for any statement in the Notes other than its certificate of authentication.

                  SECTION 7.04. Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 45 days after it occurs, unless such Default or Event of Default has been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

                  The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) a default described in Section 6.01(a) or
(b) so long as the Trustee is the Paying Agent or (ii) any Default or Event of Default of which the Trustee shall have received written notification or a Responsible Officer charged with the administration of this Indenture shall have obtained actual knowledge, and such notification shall not be deemed to include receipt of information obtained in any report or other reports and documents furnished under Section 4.17 of this Indenture which reports and documents the Trustee shall have no duty to examine.

                  SECTION 7.05. Reports by Trustee to Holders. Within 60 days after each _______, beginning with _______, 1998, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such _______, if required by TIA Section 313(a).

                  A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA
Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

                  SECTION 7.06. Compensation and Indemnity. The Company shall pay to the Trustee such compensation as shall be agreed upon in writing for its services hereunder. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, expenses and advances incurred or made by it in addition to compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Company need not pay for any settlements made without its consent. The Company need not reimburse any expense or indemnity against any loss or liability incurred by the Trustee through negligence or bad faith.

                  The Trustee shall have a claim prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, for any amount owing it pursuant to this Section 7.06, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

                  If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (g) or (h) of Section 6.01, the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

                  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under this Section 7.06 out of the estate in any such proceeding, shall be denied for any reason, other than solely because of the wilful misconduct of the Trustee or its Agents, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

                  The provisions of this Section 7.06 shall survive the termination of this Indenture.

                  The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

                  SECTION 7.07. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 7.07.

                  The Trustee may resign by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in aggregate principal amount at maturity of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may remove the Trustee if:

                  (i) the Trustee fails to comply with Section 7.09;

                  (ii) the Trustee is adjudged a bankrupt or an insolvent;

                  (iii) a receiver or other public officer takes charge of the Trustee or its property; or

                  (iv) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.06, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                  If the Trustee fails to comply with Section 7.09, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect provided in this Section.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.07, the Company's obligation under Section 7.06 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.08. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

                  SECTION 7.09. Eligibility. Any Trustee serving hereunder shall be a bank or trust company, within or without the state, which is authorized by law to perform all of the duties imposed upon it hereby and which either (i) has a reported capital and surplus aggregating at least $25,000,000 or (ii) is a wholly owned subsidiary of a bank, a trust company or a bank holding company having a reported capital and surplus aggregating at least $25,000,000, and shall at all times satisfy the requirements of TIA Section 310(a)(i).

                  SECTION 7.10. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.

                                  ARTICLE EIGHT

                             Discharge of Indenture

                  SECTION 8.01. Termination of Company's Obligations. Except as otherwise provided in this Section 8.01, the Company may terminate its obligations under the Notes and this Indenture if:

                  (i) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.01 or Notes for whose payment money or notes have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

                  (ii) (A) the Notes have become due and payable, mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits or causes to be irrevocably deposited in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if, any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

                  With respect to the foregoing clause (i), the Company's obligations under Section 7.06 shall survive. With respect to the foregoing clause (ii), the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.11, 4.01, 4.02, 7.06, 7.07, 8.04, 8.05 and 8.06 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.06, 8.04, 8.05 and 8.06 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

                  SECTION 8.02. Defeasance and Discharge of Indenture. The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the date of the deposit referred to in clause (A) of this Section 8.02, and the provisions of this Indenture will no longer be in effect with respect to the Notes, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same, except as to (i) rights of registration of transfer and exchange, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the Company's obligations under Section 2.03, (v) the rights, obligations and immunities of the Trustee hereunder and (vi) the rights of the Holders as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied:

                  (A) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee in trust, money and/or U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee to pay and discharge, without consideration of the reinvestment of such interest and after payment of all state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments or upon earlier redemption in accordance with the terms of this Indenture and the Notes and shall have irrevocably instructed the Trustee to apply such money to the payment of such principal, premium and interest;

                  (B) the Company has delivered to the Trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Bermuda income tax or other tax purposes as a result of the Company's exercise of its option under this Section 8.02, disregarding income tax on any amounts that would have been received but for such exercise of its option under this Section 8.02, and will be subject to income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling based on relevant law and practice at the time directed to the Trustee from the relevant tax authority to the same effect or (y) a ruling based on relevant law and practice at the time directed to the Trustee from the relevant tax authority to the same effect as the aforementioned Opinion of Counsel, (ii) either (A) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for U.S. income tax or other tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling published by the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (B) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (iii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of a Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute;

                  (C) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default, or event that after the giving of notice or lapse of time or both would become a Default or an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (D) if at such time the Notes are listed on a securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge; and

                  (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

                  Notwithstanding the foregoing, prior to the end of the 123-day period referred to in clause (B)(iii) of this Section 8.02, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day period with respect to this Section 8.02, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.11, 4.01, 7.06, 7.07,
8.04, 8.05 and 8.06 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.06, 8.05 and 8.06 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clauses (B)(i) and (B)(ii) of this Section 8.02 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.01, then the Company's obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this
Section 8.02.

                  After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

                  SECTION 8.03. Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in clauses
(iii) and (iv) of Section 5.01 and Sections 4.02 through 4.17, and clauses (c) and (d) of Section 6.01 and clauses (iii) and (iv) of Section 5.01 and Sections
4.02 through 4.17, and clauses (e) and (f) of Section 6.01 shall be deemed not to be Events of Default, in each case with respect to the outstanding Notes if:

                  (i) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee in trust, money and/or U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee to pay and discharge, without consideration of the reinvestment of such interest and after payment of all state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments or upon earlier redemption in accordance with the terms of this Indenture and the Notes and shall have irrevocably instructed the Trustee to apply such money to the payment of such principal, premium and interest;

                  (ii) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (iii) the Company has delivered to the Trustee (x) an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and (B) the Holders will not recognize income, gain or loss for Bermuda income tax or other tax purposes as a result of such deposit and defeasance of certain obligations, disregarding income tax on any amounts that would have been received but for such exercise of its option under this Section 8.03, and will be subject to income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred and (C) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and (y) either (A) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for U.S. income tax or other tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling published by the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (B) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel;

                  (iv) at such time the Notes are listed on a securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge; and

                  (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

                  SECTION 8.04. Application of Trust Money. Subject to Sections
8.05 and 8.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Notes and this Indenture to the payment of principal of, premium, if any, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

                  SECTION 8.05. Repayment to Company. Subject to Sections 7.06, 8.01, 8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money at such Holder's address (as set forth in the Note Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with
Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       Amendments, Supplements and Waivers

                  SECTION 9.01. Without Consent of Holders. The Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder:

                  (i) to cure any ambiguity, defect or inconsistency;

                  (ii) to comply with Article Five;

                  (iii) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

                  (iv) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

                  (v) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (vi) to add one or more subsidiary guarantees on the terms required by this Indenture; or

                  (vii) to make any change that does not adversely affect the rights of any Holder.

                  SECTION 9.02. With Consent of Holders. Subject to Sections
6.04 and 6.07 and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of not less than a majority in principal amount at maturity of the Notes then outstanding, and the Holders of not less than a majority in principal amount at maturity of the Notes then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Notes.

                  Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

                  (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

                  (ii) reduce the principal amount of, or premium, if any, or interest on, any Note;

                  (iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note;

                  (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;

                  (v) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture;

                  (vi) waive a default in the payment of principal of, premium, if any, or interest on the Notes;

                  (vii) reduce the percentage of aggregate principal amount at maturity of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

                  (viii) modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

                  SECTION 9.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount at maturity of the outstanding Notes.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (i) through (v) of Section 9.02. In case of an amendment or waiver of the type described in clauses (i) through (v) of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

                  SECTION 9.04. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                  SECTION 9.05. Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                  SECTION 9.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

                                   ARTICLE TEN

                                  Miscellaneous

                  SECTION 10.01. Trust Indenture Act of 1939. This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

                  SECTION 10.02. Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery addressed as follows:

                  if to the Company:

                           Central European Media Enterprises Ltd.
                           18 D'Arblay Street
                           London, W1V 3FP
                           United Kingdom
                           Telecopier No.:  (44) 171-292-7948
                           Attention:  Legal Department

                  with a copy to:  (which shall not constitute notice)

                           Rosenman & Colin LLP
                           Telecopier No.:  (212) 940-8776
                           Attention:  Robert L. Kohl, Esq.

                  if to the Trustee:

                           Bankers Trust Company
                           4 Albany Street
                           New York, New York  10006
                           Telecopier No.:  (212) 250-6961
                           Attention:  Corporate Trust and Agency Group

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail (certified or registered, return receipt requested) to its address shown on the register kept by the Registrar and shall be sufficiently given to such Holder if so mailed or delivered within the time presented. Any notice or communication shall also be so mailed to any Person described in TIA
Section 313(c), to the extent required by the TIA.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 10.02, it is duly given, whether or not the addressee receives it.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 10.03. Certificate and Opinion As to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (i) an Officers' Certificate reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (ii) an Opinion of Counsel reasonably satisfactory to the Trustee stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

                  SECTION 10.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (i) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

                  (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with, and such other opinions as the Trustee may reasonably request; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

                  SECTION 10.05. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The ownership of Notes shall be proved by the Note
Register.

                  (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

                  (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver of other act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act, but the Company shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

                  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Notes then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for this purpose the Notes then outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                  SECTION 10.06. Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

                  SECTION 10.07. Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Payment Date for an Offer to Purchase, Stated Maturity or date of maturity of any Note shall not be a Business Day at any place of payment, then payment of principal of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day at such place of payment with the same force and effect as if made on the Interest Payment Date, Payment Date for an Offer to Purchase, or Redemption Date, or at the Stated Maturity or date of maturity of such Note; provided that no interest shall accrue for the period from and after such Interest Payment Date, Payment Date for an Offer to Purchase, Redemption Date, Stated Maturity or date of maturity, as the case may be.

                  SECTION 10.08. Governing Law; Submission to Jurisdiction; Agent for Service. This Indenture and the Notes shall be governed by the laws of the State of New York. The Trustee, the Company and the Holders agree to submit to the jurisdiction of the U.S. federal and New York state courts located in the Borough of Manhattan, City and State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes, and the Company hereby waives any objection which it may now have or hereafter have to the laying of venue of any such action or proceeding and any right to which it may be entitled on account of place of residence or domicile. The Company has appointed Corporation Service Company, _______ as the Company's authorized agent upon which process may be served in any such action.

                  SECTION 10.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture and this Indenture.

                  SECTION 10.10. Currency Indemnity. U.S. dollars are the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes, including damages. Any amount received or recovered in a currency other than dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by any Holder in respect of any sum expressed to be due to it from the Company shall only constitute a discharge to the Company to the extent of the dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that dollar amount is less than the dollar amount expressed to be due to the recipient under any Note, the Company shall indemnify the recipient against any loss sustained by it as a result. In any event, the Company shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 10.10, it will be sufficient for the Holder to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Company's other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

                  SECTION 10.11. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, shareholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

                  SECTION 10.12. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

                  SECTION 10.13. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  SECTION 10.14. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 10.15. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                       CENTRAL EUROPEAN MEDIA
                                       ENTERPRISES LTD.,
                                           as Issuer


                                       ________________________________________
                                       Name:
                                       Title:

                                       BANKERS TRUST COMPANY,
                                           as Trustee


                                       _______________________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT A

                                 [FACE OF NOTE]

                [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

                     CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

                            __% Senior Notes Due 2004

                                                                    [CUSIP]
                                                                    [CINS][ISIN]

No.                                                                   $______

                CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., a Bermuda corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ______, or its registered assigns, the principal sum of _______ ($______) on August 15, 2004.

                  Interest Payment Dates: February 15 and August 15, commencing February 15, 1998.

                Regular Record Dates:  February 1 and August 1.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

________
1 To be included in global notes registered in the name of DTC or its nominee.

                IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:                             CENTRAL EUROPEAN MEDIA
                                  ENTERPRISES LTD.

                                  By___________________________________________
                                       Name:
                                       Title:

                                  By___________________________________________
                                       Name:
                                       Title:

                    (Trustee's Certificate of Authentication)

This is one of the __% Senior Notes Due 2004 described in the within-mentioned Indenture.

                                      BANKERS TRUST COMPANY,

                                         as Trustee

                                     By________________________________________
                                          Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                     CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

                            __% Senior Note Due 2004

1.  Principal and Interest.

                The Company will pay the principal of this Note on August 15, 2004.

                The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

                Interest will be payable semiannually (to the holders of record of the Notes at the close of business on February 1 or August 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing February 15, 1998.

                Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from _______, 1997; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate borne by the Notes.

2.  Method of Payment.

                The Company will pay interest (except defaulted interest) on the principal amount of the Notes as provided above on each February 15 and August 15 to the persons who are Holders (as reflected in the Note Register at the close of business on the February 1 and August 1 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer, registration of exchange, redemption or repurchase after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to a Paying Agent on or after August 15, 2004.

                The Company will pay principal, premium, if any, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company, at its option, may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Note Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.  Paying Agent and Registrar.

                Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4.  Indenture; Limitations.

                The Company issued the Notes under an Indenture dated as of August __, 1997 (the "Indenture"), between the Company and Bankers Trust Company, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

                The Notes are unsecured senior obligations of the Company. The Indenture limits the original aggregate principal amount at maturity of the Notes to $125,000,000.

5.  Redemption.

                The Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after August 15, 2004 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Note Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the next succeeding Interest Payment Date), if redeemed during the 12-month period commencing August 15 of the years set forth below:

                                                                        Redemption
                Year                                                        Price
                ----                                                        -----
                2001 ................................                          %
                2002 ................................                          %
                2003 and thereafter .................                          %

                In addition, at any time and from time to time, prior to August 15, 2000, the Company may redeem Notes having a principal amount of up to $_ million with the Net Cash Proceeds that are actually received by the Company from one or more sales of Common Stock of the Company, at a Redemption Price (expressed as a percentage of principal amount) of %, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the next succeeding Interest Payment Date); provided that each such redemption occurs within 180 days of the related sales.

                In the event that (i) the Company has become or would become obligated to pay, on the next date on which any amount would be payable under or with respect to the Notes, any Additional Amounts as a result of certain changes affecting withholding tax laws, and (ii) the Company cannot reasonably arrange for another obligor to make such payment so as to avoid the requirement to pay such Additional Amounts, then the Company may redeem all, but not less than all, the Notes at any time at 100% of the principal amount thereof, together with accrued interest thereon, if any, to the redemption date.

                Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his last address as it appears in the Note Register. Notes in denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

6.  Repurchase upon Change of Control.

                Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment").

                A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as it appears in the Note Register. Notes in denominations larger than $1,000 may be sold to the Company in part. On and after the Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

7.  Denominations; Transfer; Exchange.

                The Notes are in registered form without coupons in denominations of $1,000 of principal amount at maturity and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption.

8.  Persons Deemed Owners.

                A Holder shall be treated as the owner of a Note for all purposes.

9.  Unclaimed Money.

                If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.  Discharge Prior to Redemption or Maturity.

                If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

11.  Amendment; Supplement; Waiver.

                Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount at maturity of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

12.  Restrictive Covenants.

                The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur additional Indebtedness, make Restricted Payments, use the proceeds from Asset Sales, suffer to exist restrictions on the ability of Restricted Subsidiaries to make certain payments to the Company, issue Capital Stock of Restricted Subsidiaries, engage in transactions with Affiliates, suffer to exist or incur Liens, Guarantee Indebtedness of the Company or merge, consolidate or transfer substantially all of its assets. Within 45 days after the end of each fiscal quarter (90 days after the end of the last fiscal quarter of each year), the Company shall deliver to the Trustee an Officers' Certificate stating whether or not the signers know of any Default or Event of Default under such restrictive covenants.

13.  Successor Persons.

                When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

14.  Defaults and Remedies.

                An Event of Default is: a default in payment of principal on the Notes; default in the payment of interest on the Notes and such default continues for a period of 30 days (provided that a failure to make any of the first six scheduled interest payments on the Notes in a timely manner will constitute an Event of Default with no grace or cure period); failure by the Company for 30 days after notice to it to comply with any of its other agreements in the Indenture; certain events of bankruptcy or insolvency; certain final judgments which remain undischarged; and certain events of default on other Indebtedness of the Company and/or one or more of its Significant Subsidiaries.

                If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

15.  Trustee Dealings with the Company.

                The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

16.  No Recourse Against Others.

                No incorporator or any past, present or future partner, shareholder, other equity holder, officer, director, employee or controlling person as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note expressly waives and releases all such liability. The waiver and release are a condition of, and part of the consideration for the issuance of the Notes.

17.  Authentication.

                This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

18.  Abbreviations.

                Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

                The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Central European Media Enterprises Ltd., 18 D'Arblay Street, London W1V 3FP, United Kingdom,
Attention:  Legal Department.

                                 ASSIGNMENT FORM

I or we assign and transfer this Note to:

Please insert social security or other identifying number of assignee


-------------------------------------------

-------------------------------------------

Print or type name, address and zip code of assignee and irrevocably appoint _________________, as agent, to transfer this Note on the books of the Company.

The agent may substitute another to act for him.

Dated  ___________________          Signed______________________________


____________________________________________
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee(2)_________________________

--------
2 The Holder's signature must be guaranteed by a member of the Securities Transfer Agents Medallion Program.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you wish to have this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, as applicable, check the Box: |_|

                If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, as applicable, state the amount to be purchased (in principal amount at maturity):

                                    $______.

                If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, as applicable, please provide instructions regarding delivery of and the Persons in whose name(s) the unredeemed portion of such surrendered Note(s) should be registered, the address of such Person(s) should be registered, the address of such Person(s) and appropriate delivery instructions.

Date:_______________________________

Your Signature:______________________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee(3):______________________________

--------
3 The Holder's signature must be guaranteed by a member of the Securities Transfer Agents Medallion Program.

                  CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
                                         as Issuer


                                    and


                          BANKERS TRUST COMPANY,
                                         as Trustee





                                 Indenture

                      Dated as of ____________, 1997




                         __% Senior Notes Due 2004

                           CROSS-REFERENCE TABLE



TIA Sections                                                              Indenture Sections
------------                                                              ------------------
Section 310(a)(1) ...............................................          7.09
     (a)(2) .....................................................          7.09
     (b) ........................................................          7.02; 7.07
Section 311(a) ..................................................          7.02
     (b) ........................................................          7.02
Section 312(a) ..................................................          2.03
Section 313(a) ..................................................          7.05
     (c).........................................................          7.04;7.05; 10.02
     (d) ........................................................          7.05
Section 314(a)...................................................          4.18;7.04; 10.02
     (a)(4) .....................................................          4.17; 10.02
     (c)(1) .....................................................          10.03
     (c)(2) .....................................................          10.03
     (e) ........................................................          4.17; 10.04
Section 315(a) ..................................................          7.01
     (b) ........................................................          7.04; 10.02
     (c) ........................................................          7.01
     (d) ........................................................          7.01
     (e) ........................................................          6.11
Section 316(a)(1)(A) ............................................          6.05
     (a)(1)(B) ..................................................          6.04
     (b) ........................................................          6.07
     (c) ........................................................          9.03
Section 317(a)(1) ...............................................          6.08
     (a)(2) .....................................................          6.09
     (b) ........................................................          2.04
Section 318(a) ..................................................          10.01
     (c) ........................................................          10.01


Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

                              TABLE OF CONTENTS***

                                                                             Page
RECITALS OF THE COMPANY

                                ARTICLE ONE

                Definitions and Incorporation by Reference

      SECTION 1.01.  Definitions ......................................        1
      SECTION 1.02.  Incorporation by Reference of Trust Indenture Act .      21
      SECTION 1.03.  Rules of Construction ............................       21

                                ARTICLE TWO

                                 The Note

      SECTION 2.01.  Form; Dating and Denominations ...................       22
      SECTION 2.02.  Execution and Authentication .....................       23
      SECTION 2.03.  Registrar and Paying Agent .......................       23
      SECTION 2.04.  Holder to Be Treated as Owner ....................       24
      SECTION 2.05.  Paying Agent to Hold Money in Trust ..............       25
      SECTION 2.06.  Transfer and Exchange ............................       26
      SECTION 2.07.  Replacement Notes ................................       28
      SECTION 2.08.  Outstanding Notes ................................       28
      SECTION 2.09.  Temporary Notes ..................................       29
      SECTION 2.10.  Cancellation .....................................       30
      SECTION 2.11.  CUSIP Numbers ....................................       30
      SECTION 2.12.  Defaulted Interest ...............................       30
      SECTION 2.13.  Deposit of Moneys ................................       30

                               ARTICLE THREE

                                Redemption

      SECTION 3.01.  Right of Redemption ..............................       31
      SECTION 3.02.  Notices to Trustee ...............................       32


*** Note:  The Table of Contents shall not for any purposes be deemed to be a part of the Indenture.

SECTION 3.03.  Selection of Notes to Be Redeemed ......................       32
SECTION 3.04.  Notice of Redemption ...................................       32
SECTION 3.05.  Effect of Notice of Redemption .........................       33
SECTION 3.06.  Deposit of Redemption Price ............................       34
SECTION 3.07.  Payment of Notes Called for Redemption .................       34
SECTION 3.08.  Notes Redeemed in Part .................................       34

                         ARTICLE FOUR

                           Covenants

SECTION 4.01.  Payment of Notes .......................................       34
SECTION 4.02.  Limitation on Indebtedness .............................       35
SECTION 4.03.  Limitation on Restricted Payments ......................       38
SECTION 4.04.  Limitation on Dividend and Other Payment Restrictions
                  Affecting Restricted Subsidiaries ...................       40
SECTION 4.05.  Limitation on the Issuance and Sale of Capital Stock of
                  Restricted Subsidiaries .............................       42
SECTION 4.06.  Limitation on Issuances of Guarantees by Restricted
                  Subsidiaries ........................................       42
SECTION 4.07.  Limitation on Transactions with Shareholders and
                  Affiliates ..........................................       43
SECTION 4.08.  Limitation on Liens ....................................       44
SECTION 4.09.  Limitation on Sale-Leaseback Transactions ..............       44
SECTION 4.10.  Limitation on Asset Sales ..............................       45
SECTION 4.11.  Repurchase of Notes upon a Change of Control ...........       45
SECTION 4.12.  Additional Amounts .....................................       46
SECTION 4.13.  Existence ..............................................       47
SECTION 4.14.  Payment of Taxes and Other Claims ......................       47
SECTION 4.15.  Maintenance of Properties and Insurance ................       48
SECTION 4.16.  Compliance Certificates ................................       48
SECTION 4.17.  Commission Reports and Reports to Holders ..............       49
SECTION 4.18.  Waiver of Stay, Extension or Usury Laws ................       49

                         ARTICLE FIVE

                     Successor Corporation

SECTION 5.01.  When Company May Merge, Etc ............................       50
SECTION 5.02.  Successor Substituted ..................................       51

                                   ARTICLE SIX

                              Default and Remedies

SECTION 6.01.  Events of Default ......................................       51
SECTION 6.02.  Acceleration ...........................................       53
SECTION 6.03.  Other Remedies .........................................       54
SECTION 6.04.  Waiver of Past Defaults ................................       54
SECTION 6.05.  Control by Majority ....................................       54
SECTION 6.06.  Limitation on Suits ....................................       55
SECTION 6.07.  Rights of Holders to Receive Payment ...................       55
SECTION 6.08.  Collection Suit by Trustee .............................       56
SECTION 6.09.  Trustee May File Proofs of Claim .......................       56
SECTION 6.10.  Priorities .............................................       56
SECTION 6.11.  Undertaking for Costs ..................................       57
SECTION 6.12.  Restoration of Rights and Remedies .....................       57
SECTION 6.13.  Rights and Remedies Cumulative .........................       57
SECTION 6.14.  Delay or Omission Not Waiver ...........................       57

                         ARTICLE SEVEN

                            Trustee

SECTION 7.01.  Rights of Trustee ......................................       58
SECTION 7.02.  Individual Rights of Trustee ...........................       60
SECTION 7.03.  Trustee's Disclaimer ...................................       60
SECTION 7.04.  Notice of Default ......................................       60
SECTION 7.05.  Reports by Trustee to Holders ..........................       61
SECTION 7.06.  Compensation and Indemnity .............................       61
SECTION 7.07.  Replacement of Trustee .................................       62
SECTION 7.08.  Successor Trustee by Merger, Etc .......................       63
SECTION 7.09.  Eligibility ............................................       64
SECTION 7.10.  Money Held in Trust ....................................       64

                         ARTICLE EIGHT

                    Discharge of Indenture

SECTION 8.01.  Termination of Company's Obligations ...................       64
SECTION 8.02.  Defeasance and Discharge of Indenture ..................       65
SECTION 8.03.  Defeasance of Certain Obligations ......................       67
SECTION 8.04.  Application of Trust Money .............................       69

SECTION 8.05.  Repayment to Company ...................................       69
SECTION 8.06.  Reinstatement ..........................................       69

                         ARTICLE NINE

              Amendments, Supplements and Waivers

SECTION 9.01.  Without Consent of Holders .............................       70
SECTION 9.02.  With Consent of Holders ................................       70
SECTION 9.03.  Revocation and Effect of Consent .......................       71
SECTION 9.04.  Notation on or Exchange of Notes .......................       72
SECTION 9.05.  Trustee to Sign Amendments, Etc ........................       72
SECTION 9.06.  Conformity with Trust Indenture Act ....................       73

                          ARTICLE TEN

                         Miscellaneous

SECTION 10.01.  Trust Indenture Act of 1939 ...........................       73
SECTION 10.02.  Notices ...............................................       73
SECTION 10.03.  Certificate and Opinion As to Conditions Precedent 74
SECTION 10.04.  Statements Required in Certificate or Opinion .........       75
SECTION 10.05.  Acts of Holders .......................................       75
SECTION 10.06.  Rules by Trustee, Paying Agent or Registrar ...........       76
SECTION 10.07.  Payment Date Other Than a Business Day ................       76
SECTION 10.08.  Governing Law; Submission to Jurisdiction; Agent for
                  Service .............................................       77
SECTION 10.09.  No Adverse Interpretation of Other Agreements .........       77
SECTION 10.10.  Currency Indemnity ....................................       77
SECTION 10.11.  Substitution of Currency ..............................       78
SECTION 10.12.  No Recourse Against Others ............................       78
SECTION 10.13.  Successors ............................................       78
SECTION 10.14.  Duplicate Originals ...................................       78
SECTION 10.15.  Separability ..........................................       78
SECTION 10.16.  Table of Contents, Headings, Etc ......................       78
SECTION 10.17.  Meetings ..............................................       78

SIGNATURES

Exhibit A   -     Face of Global Registered Note
Exhibit B   -     Face of Global Bearer Note
Exhibit C   -     Reverse of Note

            INDENTURE, dated as of __________, 1997, between CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., a Bermuda corporation, as Issuer (the "Company"), and Bankers Trust Company, a New York banking corporation, as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

            The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to DM 100,000,000 aggregate
principal amount of the Company's   % Senior Notes Due 2004 (the "Notes")
issuable as provided in this Indenture. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

            This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

                      AND THIS INDENTURE FURTHER WITNESSETH

            For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:


                                   ARTICLE ONE

                  Definitions and Incorporation by Reference

            SECTION 1.01.  Definitions.


            "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

            "Additional Amounts" has the meaning provided in Section 4.12.

            "Adjusted Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP, plus the net income (or loss) of Restricted Affiliates for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than the Company or any of its Restricted Subsidiaries) has a joint interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.03 (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.03, any amount paid or accrued as dividends on Preferred Stock of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries; (vi) all extraordinary gains and extraordinary losses; and (vii) to the extent not otherwise excluded in accordance with GAAP, the net income (or loss) of any Restricted Subsidiary in an amount that corresponds to the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period, directly or indirectly, by the Company.

            "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as is consistent with the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission pursuant to Section 4.17; provided that Adjusted Consolidated Net Tangible Assets shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount that corresponds to the percentage ownership interest in the assets of each Restricted Subsidiary not owned on the date of determination, directly or indirectly, by the Company.

            "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling, "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. "Affiliate" includes, without limitation, any "Restricted Affiliate."

            "Agent" means any Registrar, Paying Agent, authenticating agent or co-Registrar.

            "Annualized Consolidated Leverage Ratio" means the ratio calculated as set forth in the definition of Consolidated Leverage Ratio, except that (x) in clause (ii) thereof, the Consolidated Adjusted Operating Cash Flow shall be calculated for the latest two fiscal quarters for which consolidated financial statements of the Company are available and then multiplied by two (rather than calculating Consolidated Adjusted Operating Cash Flow for the then most recent four fiscal quarters), and (y) the Reference Period shall be the period from the beginning of the second most recent fiscal quarter through the Transaction Date.

            "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition.

            "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary of the Company or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

            "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of Article Five; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables, advertising time, and other current assets or obsolete or outdated equipment; provided that each such sale or other disposition or series of such sales or other dispositions shall not involve assets that are material to the business of the Company and its Restricted Subsidiaries, taken as a whole, (b) a transfer of assets to the extent the consideration received (A) is equal to the fair market value of the assets transferred and (B) takes the form of Investments of the type described in clause (iv) of the definition of Permitted Investment, (c) sales or other dispositions of assets (including Common Stock of Restricted Subsidiaries) for consideration at least equal to the fair market value of the assets sold or disposed of, provided that the consideration received consists of assets used or useful in the media, communications or entertainment business (or Common Stock in a Person engaged in the media, communications or entertainment business), and provided further that if such consideration received consists of Common Stock, such transaction complies with Section 4.03, or (d) issuances and sales of Common Stock permitted under clause (v) of Section 4.05.

            "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

            "Board of Directors" means the Board of Directors of the Company or any committee of such Board duly authorized to act under this Indenture.

            "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

            "Business Day" means any day on which banking institutions in New York City, in Frankfurt am Main and London are not authorized or obligated by law or executive order to be closed and on which foreign exchange markets in such cities are open for business.

            "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in the equity of such Person, whether now outstanding or issued after the Closing Date, including, without limitation, all Common Stock and Preferred Stock.

            "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligations" means the discounted present value of the rental obligations under such lease.

            "Cedel" means Cedel Bank, societe anonyme.

            "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act) of more than 35% of the total voting power of the Voting Stock of the Company on a fully diluted basis and such ownership is greater than the amount of voting power of the Voting Stock of the Company, on a fully diluted basis, held by the Existing Stockholders and their Affiliates on such date; or (ii) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

            "Closing Date" means the date on which the Notes are originally issued under this Indenture.

            "Commission" means the Securities and Exchange Commission.

            "Common Stock" means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all series and classes of such common stock.

            "Company" means the party named as such in this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

            "Company Order" means a written request or order signed in the name of the Company (i) by its Chairman, a Vice Chairman, its President or a Vice President and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the Persons listed in clause (i) above in lieu of being signed by one of such Persons listed in such clause (i) and one of the officers listed in clause (ii) above.

            "Consolidated Adjusted Operating Cash Flow" means, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income,
(ii) Consolidated Interest Expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, and (vi) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less (x) all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP, and (y) cash programming acquisition costs for the period under consideration; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated Adjusted Operating Cash Flow shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of Consolidated Adjusted Operating Cash Flow attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by
(2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

            "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, (i) any amount of such interest of any Restricted Subsidiary to the extent the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) or (vii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) or (vii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

            "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis, plus Indebtedness of Restricted Affiliates not consolidated in the Company's financial statements, outstanding on such Transaction Date to (ii) the aggregate amount of Consolidated Adjusted Operating Cash Flow for the then most recent four fiscal quarters for which financial statements of the Company have been filed with the Commission pursuant to Section 4.17 (such four fiscal quarter period being the "Four Quarter Period"); provided that (A) pro forma effect shall be given to (x) reflect the incurrence of any Indebtedness Incurred from the beginning of the Four Quarter Period through the Transaction Date (the "Reference Period"), to the extent such Indebtedness is outstanding on the Transaction Date and (y) reflect the repayment of any Indebtedness that was outstanding during such Reference Period but that is not outstanding or is to be repaid on the Transaction Date; (B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period, as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (B) or (C) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is, in the good faith opinion of the Board of Directors of the Company, available.

            "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), plus stockholders' equity of Restricted Affiliates not consolidated as of such date, less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

            "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 4 Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

            "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

            "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.10 and 4.11 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Sections
4.10 and 4.11.

            "DKV" means Deutscher Kassenverein AG, Frankfurt am Main.

            "Dollar Notes" means the __% Senior Notes due 2004 issued pursuant to the Dollar Note Indenture.

            "Dollar Note Indenture" means the indenture dated ___, 1997 between the Company and Bankers Trust Company, as trustee.

            "DM" means Deutsche Mark.

            "DM Paying Agent" means Bankers Trust International PLC (Frankfurt Branch).
            "DTC" means The Depository Trust Company.

            "EU Country" means any of the following countries: Austria; Belgium; Denmark; France; Germany; Greece; Ireland; Italy; Luxembourg; The Netherlands; Portugal; Spain; Sweden; and the United Kingdom; as well as any other country which at the time of determination is a member of the European Union or any successors thereof.

            "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

            "Event of Default" has the meaning provided in Section 6.01.

            "Excess Proceeds" has the meaning provided in Section 4.10.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Existing Stockholders" means (A) each beneficial holder of the Company's Class B Common Stock on the Closing Date, (B) family members of any of the foregoing, (C) trusts, the only beneficiaries of which are persons or entities described in clauses (A) and (B) above, and (D) partnerships, corporations, or limited liability companies which are controlled by the persons or entities described in clauses (A) and (B) above.

            "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

            "Federal Republic of Germany Obligations" means securities that are direct and unconditional obligations of the Federal Republic of Germany or any of its states (Bundeslander), as defined in Section 1807 No. 2 of the German Civil Code (Burgerliches Gesetzbuch), as from time to time amended, and are not callable or redeemable at the option of the issuer thereof.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial

Accounting Standards Board or in such other statements by such other entity as are approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to
(i) the amortization of any expenses incurred in connection with the offering of the Notes and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion No. 16 or other accounting literature related thereto.

            "Global Notes" means the Global Bearer Note and the Global Registered Note.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Holder" or "Noteholder" means the registered holder of any Note or the holder of the Global Bearer Note.

            "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Indebtedness by reason of a Person becoming a Restricted Subsidiary of the Company; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

            "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the original issue price of such Indebtedness as increased to reflect any accretion thereof pursuant to the terms of such Indebtedness, (B) that "Indebtedness" shall not include any amount of money borrowed, at the time of the Incurrence of the related Indebtedness, for the purpose of pre-funding any interest payable on such related Indebtedness and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

            "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

            "Interest Payment Date" means each semiannual interest payment date on February 15 and August 15 of each year, commencing February 15, 1998.

            "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

            "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include
(i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and
(ii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (iii) of Section 4.05. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.03, (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments, and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer. Notwithstanding the foregoing an acquisition of assets (including, without limitation, Capital Stock or rights to acquire Capital Stock) by the Company or any of its Restricted Subsidiaries shall be deemed not to be an Investment to the extent that the consideration therefor consists of Common Stock of the Company.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

            "Luxembourg" means the Grand Duchy of Luxembourg.

            "Luxembourg Paying Agent" means Bankers Trust Luxembourg S.A.

            "Moody's" means Moody's Investors Service, Inc. and its successors.

            "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale, and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agent's fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "New York Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to close.

            "Note Register" has the meaning provided in Section 2.03.

            "Notes" means any of the notes, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture.

            "Offer to Purchase" means an offer to purchase Notes by the Company from the Holders commenced by notice to the Trustee and providing notice to each Holder in accordance with Section 10.02(b) stating: (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is made) (the "Payment Date"); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms;
(iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount at maturity of DM 1,000 or integral multiples thereof. On the Payment Date, the Company shall
(i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly provide to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and provide to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of DM 1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

            "Officer" means with respect to the Company, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

            "Officers' Certificate" means a certificate signed by two Officers. Each Officers' Certificate (other than certificates provided pursuant to TIA
Section 314(a)(4) shall include the statements provided for in TIA Section
314(e).

            "Opinion of Counsel" means a written opinion signed by legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company or the Trustee. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e). Opinions of Counsel required to be delivered may have qualifications customary for opinions of the type required.

            "Paying Agent" means the DM Paying Agent, any successor thereof, the U.S. Paying Agent, any successor thereof, the Luxembourg Paying Agent, any successor thereof, and any other Person (including the Company acting as Paying Agent, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them, authorized by the Company to pay principal of land premium, if any, or interest on any Notes on behalf of the Company.

            "Permitted Investment" means (i) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment and provided further that in the case of an Investment in a Restricted Subsidiary that is a Restricted Affiliate, at the time of and after giving effect to such Investment and any Incurrence of Indebtedness in connection therewith or relating thereto, the pro forma Annualized Consolidated Leverage Ratio would be greater than zero and less than 5 to 1; (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) notes and other evidences of Indebtedness, not to exceed $2 million at any one time outstanding; and (v) stock, obligations or notes received in satisfaction of judgments.

            "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property or any other asset acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 4.03, (1) to finance the cost (including the cost of improvement or construction) of property or assets (including, without limitation, Capital Stock) and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, (2) to refinance any Indebtedness so secured, or (3) as Interest Rate Agreements and Currency Agreements relating solely to the Indebtedness described in clause (1) or (2) above, (b) the principal amount of the Indebtedness secured by such Lien as of the time of the Incurrence thereof does not exceed 100% of such cost and (c) any such Lien does not extend to or cover any property or assets other than such item of property or assets and any improvements on such item, provided that if 100% of the Capital Stock of a Person is acquired (not including "qualifying" shares) such Lien may extend to properties of such Person; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;
(xii) Liens in favor of the Company or any Restricted Subsidiary; (xiii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date; and (xviii) Liens on or sales of receivables.

            "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all classes and series of preferred or preference stock.

            "principal" of a debt security, including the Notes, means the principal amount due on the Stated Maturity as shown on such debt security.

            "Proposed ING Credit Facility" means any bank credit facility between a bank and any Restricted Subsidiary in a maximum outstanding principal amount of $35.0 million and any refinancing thereof.

            "Redemption Date", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

            "Redemption Price", when used with respect to any Note to be redeemed, means the price at which such Note is to be redeemed pursuant to this Indenture.

            "Registrar" has the meaning provided in Section 2.03.

            "Regular Record Date" for the interest payable on any Interest Payment Date means the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

            "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers (including any officer within the Corporate Trust and Agency Group (or any successor group) of the Trustee) and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

            "Restricted Affiliate" means any Person in which the Company or any Restricted Subsidiary has an Investment (a) whose primary business is related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries on the date of such Investment, (b) both (x) which is not consolidated in such Person's consolidated financial statements under GAAP, and
(y) of which 50% or less of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more Restricted Subsidiaries of such Person, (c) of which at least 50% of the economic interest is owned, directly or indirectly, by such Person and one or more Restricted Subsidiaries of such Person, and (d) that has been designated by the Board of Directors (as evidenced by a Board Resolution delivered to the Trustee) as a Restricted Affiliate based on a determination by such Board of Directors that
(x) the Company has, directly or indirectly, the requisite control over such Person to prevent it from Incurring Indebtedness, making Restricted Payments, or taking any other action in contravention of any provisions of this Indenture, and (y) such Person otherwise qualifies as a Restricted Affiliate pursuant to the requirements hereof.

            "Restricted Payments" has the meaning provided in Section 4.03.

            "Restricted Subsidiary" means any Subsidiary of the Company, or of any Subsidiary of the Company, other than an Unrestricted Subsidiary.

            "S&P" means Standard & Poor's Ratings Services and its successors.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Restricted Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the sum of the consolidated revenues of the Company and its Restricted Subsidiaries plus the revenues of its Restricted Affiliates or (ii) as of the end of such fiscal year, was the owner of more than 10% of the sum of the consolidated assets of the Company and its Restricted Subsidiaries plus the assets of its Restricted Affiliates, all as set forth on the most recently available financial statements of the Company for such fiscal year.

            "Specified Date" means any Redemption Date, any Payment Date for an Offer to Purchase pursuant to Section 4.10 or Section 4.11 or any date on which the Notes are due and payable after an Event of Default.

            "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

            "Subsidiary" means, with respect to any Person, any corporation, association or other business entity (a) of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person, (b) which is consolidated in such Person's consolidated financial statements under GAAP, or
(c) which is a Restricted Affiliate.

            "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying notes of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's, and (vi) time deposits, certificates of deposit, bank promissory notes and bankers' acceptances maturing not more than 180 days after the acquisition thereof and guaranteed or issued by any of the ten largest banks (based on assets as of the immediately preceding December 31) organized under the laws of any jurisdiction in which one of the Restricted Subsidiaries does business and which are not under intervention, bankruptcy or similar proceeding, not to exceed $10 million outstanding at any one time.

            "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06.

            "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

            "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

            "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

            "U.S. Paying Agent" means Bankers Trust Company.

            "United States Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

            "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04, and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Sections 4.02 and 4.03. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation
(x) the Company could Incur $1.00 of additional Indebtedness under the first paragraph of Section 4.02 and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

            "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

            SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TA, the provision is incorporated by reference in and made a part of this Indenture. The following TA terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes;

            "indenture noteholder" means a Holder or a Noteholder;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;
      and

            "obligor" on the indenture securities means the Company or any other obligor on the Note.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

            SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

            (i)   a term has the meaning assigned to it;

            (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (iii) "or" is not exclusive;

            (iv) words in the singular include the plural, and words in the plural include the singular;

            (v)   provisions apply to successive events and transactions;

            (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

            (vii) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.01; and

            (viii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.


                                   ARTICLE TWO

                                    The Note

            SECTION 2.01. Form; Dating and Denominations. The Notes and the Trustee's certificate of authentication shall be substantially in the form of certain exhibits annexed hereto. The Notes may have notations, legends or endorsements required by law, stock exchange agreements or requirements to which the Company is subject or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

            Each of the Notes shall be issued only in denominations of DM 1,000 and integral multiples thereof ("Authorized Denominations"). The face of the Notes shall be substantially in the form of certain exhibits hereto as described below and the reverse of the Note shall be the terms and provisions substantially as set forth in Exhibit C hereto. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            Notes initially offered and sold to U.S. investors shall be issued in the form of a single, permanent global certificate in registered form (the "Global Registered Note"), deposited with Bankers Trust Company, as custodian for DTC (in such capacity, the "Custodian"), duly executed by the Company and authenticated by the Registrar as hereinafter provided. The face of the Global Registered Note shall be substantially in the form of Exhibit A hereto and shall bear the legend included therein.

            The Notes sold outside of the United States shall be issued in the form of one permanent global Note in bearer form, substantially in the form set forth in Exhibit B hereto (the "Global Bearer Note"), deposited with Deutscher Kassenverein AG, Frankfurt am Main ("DKV") duly executed by the Company and authenticated by the Trustee as hereinafter provided. The face of the Global Bearer Note shall be substantially in the form of Exhibit B hereto and shall bear the legend included therein.

            The aggregate principal amount of each of the Global Registered Note and the Global Bearer Note (together, the "Global Notes") may from time to time be increased or decreased by adjustments made on the records of the Registrar as hereinafter provided. Every Global Note shall have affixed to its reverse a schedule for the purpose of recording such adjustments. Together, the Notes represented by the Global Bearer Note and the Global

Registered Note will be equal to the aggregate principal amount of the Notes outstanding at any time.

            The Global Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

            SECTION 2.02. Execution and Authentication. Any officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company.

            If the officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

            A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            Pursuant to and based upon a Company Order, the Trustee or an authenticating agent shall authenticate for original issue Notes in the aggregate principal amount at maturity of DM 100,000,000 provided that the Trustee shall be entitled to receive an Opinion of Counsel of the Company in connection with such authentication and delivery of the Notes. Such Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount at maturity of Notes outstanding at any time may not exceed the amount set forth above except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.06 or 2.07.

            The Trustee may appoint an authenticating agent to authenticate Notes and such authenticating agent shall be compensated by the Company. An authenticating agent may authenticate Notes whenever the Trustee may do so, except with regard to the original issuance of the Notes. Except as provided in the preceding sentence, each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company. The provisions of Sections 7.01, 7.02 and 7.06 hereof shall be applicable to any authenticating agent.

            SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency in New York City where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency in New York City, in Luxembourg and in Frankfurt am Main, Germany where Notes may be presented for payment (the "Paying Agent") and an office or agency in New York City where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall cause the Registrar to keep a register of the Notes and of their transfer and exchange (the "Note Register"). The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Company may have one or more co-Registrars and one or more additional Paying Agents.

            The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

            The Company initially appoints the Trustee as Registrar, U.S. Paying Agent, authenticating agent and agent for service of notice and demands. The Company also appoints Bankers Trust International PLC (Frankfurt Branch) as DM Paying Agent and Bankers Trust Luxembourg S.A. as Luxembourg Paying Agent. If, at any time, the Trustee is not the Registrar, the Company shall furnish, or cause to be furnished, to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Note Register. At the option of the Company, payment of interest may be made by check mailed to the address of the Holders as such address appears in the Note Register.

            SECTION 2.04. Holder to Be Treated as Owner. (a) The Company, the Paying Agent, the Registrar, the Trustee and any agent of the Company, the Paying Agent, the Registrar or the Trustee may deem and treat each Holder of a Note as the absolute owner of such Note for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, and interest on such Note and for all other purposes. Neither the Company, the Paying Agent, the Registrar, the Trustee nor any agent of the Company, the Paying Agent, the Registrar or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any Note.

            (b) Members of, or participants in, DTC ("Participants") shall have no rights under this Agreement with respect to the Global Registered Note held on their behalf by DTC, or the Custodian as DTC's custodian, or under the Global Registered Note, and DTC may be treated by the Company, the Agents and any agent of the Company or the Agents as the absolute owner of the Global Registered Note for all purposes whatsoever. Notwithstanding the foregoing, the DTC, as a Holder, may appoint agents and otherwise authorize Participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture, including the right to sue for payment of principal or interest pursuant to
Section 316(b) of the TIA. Except as provided in Section 2.06, owners of beneficial interests in the Global Registered Note will not be authorized to have Notes registered in their names, and will not receive and will not be entitled to receive physical delivery of definitive certificates representing individual Notes. Beneficial interests in the Global Registered Notes may be held only through Participants in DTC.

            (c) DKV account holders ("Account Holders") shall have no rights under this Agreement with respect to the Global Bearer Note held on their behalf by DKV or under the Global Bearer Note and DKV may be treated by the Company, the Agents and any agent of the Company or the Agents as the absolute owner of the Global Bearer Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Agents or any agent of the Company or the Agents, from giving effect to any written certification, proxy or other authorization furnished by DKV or impair, as between DKV and the Account Holders, the operation of customary practices governing the exercise of the rights of a Holder of any Note. The Holder of the Global Bearer Note may grant proxies and otherwise authorize any person, including Account Holders and persons that may hold interests through Account Holders, to take any action which a Holder is entitled to take under this Indenture or the Notes. Owners of co-ownership interests in the Global Bearer Note will not be entitled to have Notes registered in their names, and will not receive and will not be entitled to receive physical delivery of definitive certificates representing individual Notes. Co-ownership interests in the Global Bearer Note may be held only through accounts with Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") or Cedel Bank, societe anonyme ("Cedel Bank").

            SECTION 2.05. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.


            SECTION 2.06. Transfer and Exchange. When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount at maturity of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.09, 3.08 or 9.04).

            The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the date of notice of redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

            Except as otherwise provided in this Section 2.06, transfers of Global Notes shall be limited to transfers of book-entry interests between and within DKV and DTC except as provided below. Transfers of interests in the Global Notes between DKV Account holders, on the one hand, and DTC Participants, on the other hand, shall be effected by an increase or a reduction in the aggregate amount of Notes represented by the Global Bearer Note and the corresponding reduction or increase in the aggregate amount of Notes represented by the Global Registered Note. Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another

Global Note will, upon transfer, cease to be an interest in such first Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

            Transfers of interests in one Global Bearer Note to parties who will hold the interests through the same Global Bearer Note will be effected in the ordinary way in accordance with the respective rules and operating procedures of the DKV, DTC, Euroclear or Cedel Bank, as the case may be.

            Notwithstanding any other provisions of this Section 2.06, unless and until it is exchanged in whole or in part for Notes in definitive registered form, a Global Note representing all or a portion of the Notes may not be transferred except as a whole by the DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary.

            If DTC notifies the Company that it is unwilling or unable to continue as depositary for the Global Registered Note or if at any time DTC shall no longer be eligible under the next sentence of this paragraph, the Company shall appoint a successor depositary with respect to the Notes. Each depositary appointed pursuant to this Section 2.05 must, at the time of its appointment and at all times while it serves as depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation. The Company will execute, and the Trustee, upon receipt of an authentication order, will authenticate and deliver, Notes in definitive registered form in any authorized denominations, in an aggregate principal amount at maturity equal to the principal amount at maturity of the Global Note representing such Notes in exchange for the Global Registered Note if (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for the Global Registered Note or if at any time DTC shall no longer be eligible to serve as depositary and a successor depositary for the Notes is not appointed by the Company within 60 days after the Company receives such notice or becomes aware of such ineligibility or (ii) an Event of Default has occurred and is continuing.

            The Company may at any time and in its sole discretion determine that the registered Notes shall no longer be represented by a Global Registered Note. In such event the Company will execute, and the Trustee will, upon receipt of an authentication order, authenticate and deliver, Notes in definitive registered form in any authorized denominations, in an aggregate principal amount at maturity equal to the principal amount at maturity of the Global Registered Note representing such Notes in exchange for such Global Registered Note.

            Upon the exchange of the Global Registered Note in definitive registered form without coupons, in authorized denominations, the Global Registered Note shall be cancelled by the Trustee. Notes in definitive registered form issued in exchange for the Global Registered Note pursuant to this Section 2.06 shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to or as directed by the Persons in whose names such Notes are so registered.

            All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

            SECTION 2.07. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount; provided that the requirements of this Section 2.06 are met. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Company may charge such Holder for the expenses of the Company and the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

            Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

            The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies against the Company and the Trustee with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes.

            SECTION 2.08. Outstanding Notes. Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this
Section 2.08 as not outstanding.

            If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to each of them that the replaced Note is held by a bona fide purchaser.

            If the Paying Agent (other than the Company or an Affiliate of the Company) holds on a Redemption Date or the maturity date money sufficient to pay Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

            Notes, or portions thereof, for the payment or redemption of which monies or Federal Republic of Germany Obligations (as provided for in Article Eight) in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company for the Holders of such Notes (if the Company shall act as its own Paying Agent), on and after that time shall cease to be outstanding and, in the case of redemption, interest on such Notes shall cease to accrue, provided that if such Notes, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice.

            A Note does not cease to be outstanding because the Company or one of its Affiliates holds such Note, provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee has actual knowledge to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

            SECTION 2.09. Temporary Notes. Until definitive Global Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Global Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Company will cause definitive Global Notes to be prepared without unreasonable delay. After the preparation of definitive Global Notes, the temporary Notes shall be exchangeable for definitive Global Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Global Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Global Notes.

            SECTION 2.10. Cancellation. The Company at any time may deliver, or cause to be delivered, Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee (and no one else) shall cancel all Notes surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy them in accordance with its normal procedure.

            SECTION 2.11. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP," "CINS" or "ISIN" numbers (if then generally in use), and the Company and the Trustee shall use CUSIP, CINS or ISIN numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes; and provided further that failure to use CUSIP, CINS or ISIN numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice. The Company shall promptly notify the Trustee of any change in CUSIP, CINS or ISIN numbers.

            SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.12 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall give notice to each Holder and to the Trustee, with such notice stating the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

            SECTION 2.13. Deposit of Moneys. In order to provide for the payment of principal of and interest on the Notes as the same shall become due and payable, the Company hereby agrees to pay to the U.S. Paying Agent, Luxembourg Paying Agent or the DM Paying Agent, as the case may be, by wire transfer of immediately available funds for credit to the account of the U.S. Paying Agent, Luxembourg Paying Agent or the DM Paying Agent, as the case may be, prior to 10:00 a.m., local time, on each interest payment date or the maturity date (including a date fixed for redemption) of the Notes in such coin or currency of the Federal Republic of Germany as at the time of payment shall be legal tender for the payment of public and private debts, an amount in cash which (together with any cash then held by the Paying Agents and available for the purpose) shall be sufficient to pay the interest or principal or both, as the case may be, becoming due on such date; provided, however, that if such date is not a Business Day, the Company shall make such payment on the next succeeding Business Day.

            The Company shall cause the bank through which payments due hereunder this section 2.05 to supply the Paying Agent by 10:00 a.m., local time, two Business Days prior to the due date for any such payment an irrevocable confirmation (by tested telex or Swift MT 100 Message) of its intention to make such payment.



                                  ARTICLE THREE

                                   Redemption

            SECTION 3.01. Right of Redemption. (a) The Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after August 15, 2001 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the next succeeding Interest Payment Date), if redeemed during the 12-month period commencing August 15 of the years set forth below:

                                          Redemption
            Year                               Price
            ----                               -----
            2001  ..................              %
            2002  ..................              %
            2003 and thereafter.....              %

            (b) In addition, at any time and from time to time, prior to August 15, 2000, the Company may redeem Notes having a principal amount of up to DM 35 million with the Net Cash Proceeds that are actually received by the Company from one or more sales of Common Stock of the Company, at a Redemption Price (expressed as a percentage of principal amount) of %, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the next succeeding Interest Payment Date); provided that each such redemption occurs within 180 days of the related sales.

            (c) In the event that (i) the Company has become or would become obligated to pay, on the next date on which any amount would be payable under or with respect to the Notes, any Additional Amounts as a result of certain changes affecting withholding tax laws, and (ii) the Company cannot reasonably arrange for another obligor to make such payment so as to avoid the requirement to pay such Additional Amounts, then the Company may redeem all, but not less than all, the Notes at any time at 100% of the principal amount thereof, together with accrued interest thereon, if any, to the redemption date.

            SECTION 3.02. Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 3.01(a), (b) or (c), it shall notify the Trustee in writing of the Redemption Date, the principal amount at Stated Maturity of Notes to be redeemed and the clause of this Indenture pursuant to which the redemption shall occur.

            The Company shall give each notice provided for in this Section 3.02 in an Officers' Certificate at least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

            SECTION 3.03. Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided that no Notes of DM 1,000 in principal amount at maturity or less shall be redeemed in part.

            The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. Notes in denominations of DM 1,000 in principal amount at Stated Maturity may only be redeemed in whole. The Trustee may select for redemption portions (equal to DM 1,000 in principal amount at Stated Maturity or any integral multiple thereof) of Notes that have denominations larger than DM 1,000 in principal amount at Stated Maturity. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

            SECTION 3.04. Notice of Redemption. With respect to any redemption of Notes pursuant to Section 3.01(a), (b) or (c), at least 30 days but not more than 60 days before a Redemption Date the Company shall effect notice of redemption in accordance with Section 10.02(b).

            The notice shall identify the Notes to be redeemed and shall state:

            (i)   the Redemption Date;

            (ii)  the Redemption Price;

            (iii) the name and address of the Paying Agent;

            (iv) that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

            (v) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued and unpaid interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

            (vi) with respect to any redemption pursuant to Section 3.01(a), (b) or (c), that, if any Note is being redeemed in part, the portion of the principal amount (equal to DM 1,000 in principal amount at Stated Maturity or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued;

            (vii) that, if any Note contains a CUSIP, CINS or ISIN number as provided in Section 2.10, no representation is being made as to the correctness of the CUSIP, CINS or ISIN number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes; and

            (viii) the aggregate principal amount at Stated Maturity of Notes being redeemed.

            At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee, at least 45 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date in the case of a redemption pursuant to Section 3.01(a), (b) or (c), the Trustee shall give the notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

            SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption has been made, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued and unpaid interest to the Redemption Date.

            In any event, failure to give notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

            SECTION 3.06. Deposit of Redemption Price. On or prior to 10:00 a.m., local time on any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.05) money in immediately available funds sufficient to pay the Redemption Price of and accrued and unpaid interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

            SECTION 3.07. Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued and unpaid interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Notes at the Redemption Price and accrued and unpaid interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price, together with accrued and unpaid interest to the Redemption Date; provided that installments of interest whose record date is prior to the Redemption Date shall be payable to the Holders registered as such at the close of business such record date, if any.

            SECTION 3.08. Notes Redeemed in Part. Upon surrender of any Note that is redeemed in part, the Company shall at its expense issue and the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unredeemed portion of such surrendered Note.


                                  ARTICLE FOUR

                                    Covenants

            SECTION 4.01. Payment of Notes. The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds as of 10:00 A.M. local time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them, acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.05. As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent for the Notes.

            The Company shall pay interest on overdue principal, premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Notes.

            SECTION 4.02. Limitation on Indebtedness. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes and the Dollar Notes and Indebtedness existing on the Closing Date); provided that the Company and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness), if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the pro forma Consolidated Leverage Ratio would be greater than zero and less than 5 to 1; provided that no more than 50% of the Indebtedness Incurred under this clause may be incurred by Restricted Subsidiaries.

            Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:
(i) Indebtedness outstanding at any time in an aggregate principal amount not to exceed the greater of (A) $200 million and (B) Consolidated Adjusted Operating Cash Flow for the preceding four quarters for which reports have been filed pursuant to Section 4.17, in each case less any amount of Indebtedness permanently repaid as provided under Section 4.10, provided that the aggregate amount of Indebtedness of Restricted Subsidiaries outstanding at any one time under this clause (i) shall not exceed one-half of the greater of the amounts referred to in clause (A) and clause (B) above; (ii) Indebtedness (A) to the Company evidenced by an unsubordinated promissory note or other evidence of unsubordinated indebtedness (provided that such indebtedness may be subordinated to the Proposed ING Credit Facility) or (B) to any of its Restricted Subsidiaries; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii); (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (including, without limitation, the Notes), other than Indebtedness Incurred under clause (i), (ii), (iv), (vi), (vii), (viii), (ix), (x) or (xi) of this paragraph (which clauses are either unlimited in amount or provide for the refinancing of Indebtedness Incurred thereunder), and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (iii) if (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes, and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded (assuming such Indebtedness had a final Stated Maturity three months later than its actual final stated maturity); and provided further that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (iii); (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (a) are designed solely to protect the Company or its Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; (v) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Notes or Dollar Notes tendered in an Offer to Purchase made as a result of Change in Control or (B) deposited to defease the Notes as described in Sections 8.02 and 8.03; (vi) Guarantees of the Notes or Dollar Notes or Guarantees of Indebtedness of the Company by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with
Section 4.06; (vii) secured Indebtedness, in an aggregate amount not to exceed $15 million at any one time outstanding, Incurred to finance the cost (including the cost of purchase or installation) of equipment or other tangible capital assets used or useful in the media, communications or entertainment business, in each case acquired by the Company or a Restricted Subsidiary after the Closing Date; (viii) Indebtedness of the

Company not to exceed, at any one time outstanding, two times the Net Cash Proceeds (less the amount of such proceeds applied as provided in clause (ii) or (iii) of the second paragraph of Section 4.03 or applied to repay Indebtedness of the Company) received by the Company (or any Restricted Subsidiary that Guarantees the Notes in accordance with Section 4.06; provided that the Company delivers to the Trustee an Opinion of Counsel to the effect (subject to customary caveats) that such Guarantee is enforceable and provided further that such Capital Stock is not subsequently repurchased by the Company or any Restricted Subsidiary) after the Closing Date from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Company; provided that such Indebtedness matures after the Stated Maturity of the Notes and has an Average Life longer than the Notes; (ix) Indebtedness of the Company and each Restricted Subsidiary, not to exceed in the aggregate at any one time outstanding 60% of the accounts receivable (net of accounts more than 90 days past due, reserves and allowances for doubtful accounts, determined in accordance with GAAP) of the Company and its Restricted Subsidiaries on a consolidated basis as set forth on the balance sheet of the Company most recently filed with the Commission pursuant to Section 4.17; provided that any such Indebtedness of any Restricted Subsidiary is not Guaranteed by the Company; (x) Indebtedness of any Restricted Subsidiary, not to exceed at any one time outstanding the amount of the commitment to lend to such Restricted Subsidiary by any Person not an Affiliate thereof on the Closing Date (and refinancings of such Indebtedness); and (xi) without duplication of Indebtedness permitted under clause (x), Indebtedness incurred under the Proposed ING Credit Facility (including any Guarantees relating thereto) up to $35 million in principal amount at any one time outstanding, and any refinancings thereof.

            (b) Notwithstanding any other provision of this Section 4.02, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this Section 4.02 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in interest rates or the exchange rates of currencies.

            (c) For purposes of determining any particular amount of Indebtedness under this Section 4.02 (1) Guarantees, Liens, or obligations with respect to letters of credit, supporting Indebtedness of any Person otherwise included in the determination of such particular amount of Indebtedness of such Person shall not be included and (2) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.08 shall not be treated as Indebtedness. For purposes of determining compliance with this Section 4.02, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

            SECTION 4.03. Limitation on Restricted Payments. The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to
(i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by other stockholders) held by Persons other than the Company or any of its Restricted Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, prior to the scheduled maturity, of Indebtedness of the Company that is subordinated in right of payment to the Notes (other than the purchase, repurchase or the acquisition of Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in any case due within one year of the date of acquisition) or
(iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) except with respect to Investments, the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.02 or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date, plus the outstanding amount of all Permitted Investments permitted pursuant to the second proviso of clause (i) of the definition of Permitted Investment, shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed pursuant to Section 4.17 plus (2) the aggregate Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale permitted by this Indenture of Capital Stock of the Company (other than Disqualified Stock), to a Person who is not a Subsidiary of the Company or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) plus (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments, except for Permitted Investments permitted pursuant to the second proviso of clause (i) in the definition of Permitted Investment) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

            The foregoing provision shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of part (a) of Section 4.02; (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company; (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Notes, in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of the Capital Stock of the Company (other than Disqualified Stock); (v) the declaration or payment of dividends on the Common Stock of the Company of up to 6% per annum of the Net Cash Proceeds received by the Company in the aggregate from any public offering of Common Stock after the Closing Date; (vi) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of Article Five; (vii) any Investments made after the Closing Date, provided that the sum of such Investments does not exceed $25 million at any one time outstanding and that the Board of Directors of the Company has determined in good faith that such Investment will enable the Company or any of its Restricted Subsidiaries to obtain additional business that it might not be able to obtain without making such Investment; (viii) purchases or other acquisitions of Capital Stock in compliance with the terms of written agreements in effect on the Closing Date, as amended; provided that the Board of Directors determines that each such amendment is not adverse to the interests of any Holder; (ix) cash payments in lieu of the issuance of fractional shares upon the exercise of any warrants or options on Common Stock; (x) Investments made after the Closing Date in Restricted Affiliates in an aggregate amount at any one time outstanding not to exceed the sum of (A) $50 million and
(B) one-half of the aggregate Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale permitted by this Indenture of Capital Stock of the Company (other than Disqualified Stock) to a Person that is not a Subsidiary of the Company and not otherwise used for a Restricted Payment described in clauses (i) through (iii) of the first paragraph of this covenant or invested in an outstanding Investment, or (xi) non pro rata dividends paid to minority shareholders of Restricted Subsidiaries pursuant to agreements for the acquisition of such Common Stock, provided that such dividends do not in the aggregate exceed the minority shareholder's pro rata ownership share of such Restricted Subsidiary for the period for which such dividend or distribution is paid, provided that, except in the case of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein. Any Restricted Payments made other than in cash shall be valued at fair market value. The amount of any Investment "outstanding" at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital (including dividends) to the Company and its Restricted Subsidiaries with respect to such Investment (up to the amount of such Investment on the date made).

            Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof and an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 4.03 have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this Section 4.03 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

            SECTION 4.04. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary, or
(iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

            The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Closing Date in this Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;
(ii) existing under or by reason of applicable law, rule or regulation or, to the extent not material to the Company, at the behest of regulatory authorities;
(iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this Section 4.04, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; (vi) with respect to Restricted Subsidiaries in which, on and subsequent to the Closing Date, the Company and its Restricted Subsidiaries only make Investments that are evidenced by unsubordinated promissory notes that bear a reasonable rate of interest and are payable prior to the Stated Maturity of the Notes; provided that such encumbrances and restrictions expressly allow the payment of interest and principal on such promissory notes; (vii) solely of the type referred to in clause (iii) or (iv) of the first paragraph of this Section 4.04 that are contained in any stockholders' agreement, joint venture agreement or similar agreement among owners of Common Stock of a Restricted Subsidiary; provided that such restrictions consist solely of requirements that transactions between such Restricted Subsidiaries and Affiliates thereof (including the Company and its Restricted Subsidiaries) be on fair and reasonable terms no less favorable to such Restricted Subsidiary than could be obtained in a comparable arm's-length transaction with a Person that is not such an Affiliate; or (viii) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if the Board of Directors of the Company determines that such encumbrance or restriction together with encumbrances and restrictions of any other Indebtedness will not materially affect the Company's ability to make interest or principal payments on the Notes; or (ix) contained in the agreement pertaining to the Proposed ING Credit Facility, provided that the terms thereof are not materially more restrictive than those set forth in the offer letter from ING Barings dated July 24, 1997, including the Term Sheet attached thereto. Nothing contained in this Section 4.04 shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.08 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

            SECTION 4.05. Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Restricted Subsidiary; (ii) issuances of director's qualifying shares or sales to non-U.S. nationals of shares of Capital Stock of non-U.S. Restricted Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, provided any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.03, if made on the date of such issuance or sale; (iv) issuances or sales of Common Stock, either (x) the Net Cash Proceeds of which are promptly applied pursuant to clause (A) or (B) of Section 4.10 or
(y) in the case of a sale for consideration other than cash, in exchange for property or services having a fair market value at least equal to the fair market value of the Common Stock issued; and (v) issuances and sales of up to 6% of the Common Stock of each Restricted Subsidiary in connection with employee benefit plans or arrangements.

            SECTION 4.06. Limitation on Issuances of Guarantees by Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company which is pari passu with or subordinate in right of payment to the Notes ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to (x) any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, (y) any Guarantee by Restricted Subsidiaries to the extent any such Restricted Subsidiary could itself Incur such Indebtedness being Guaranteed (without duplication in the case of the same Indebtedness being Guaranteed by one or more Restricted Subsidiaries) under Section 4.02; or (z) any Guarantee of Indebtedness under the Proposed ING Credit Facility. If the Guaranteed Indebtedness is (A) pari passu with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee, or (B) subordinated to the Notes, then the Guarantee of such Guaranteed

Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

            Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

            SECTION 4.07. Limitation on Transactions with Shareholders and Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

            The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm (or a subsidiary or affiliate thereof) in the United States stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view; (ii) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; (iv) any Payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; (v) transactions in the ordinary course of business of the Company or any Restricted Subsidiary; provided that the aggregate amount of such transactions do not exceed $2 million in any fiscal year; or (vi) any Restricted Payments not prohibited by Section 4.03. Notwithstanding the foregoing, any transaction covered by the first paragraph of this Section 4.07 and not covered by clauses (ii) through (iv) of this paragraph, the aggregate amount of which exceeds $1 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above.

            SECTION 4.08. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Notes and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes or the Note Guarantee, prior to) the obligation or liability secured by such Lien.

            The foregoing limitation does not apply to (i) Liens existing on the Closing Date; (ii) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders; (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary;
(iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (iii) or clause (xi) of the second paragraph of Section 4.02; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;
(v) Permitted Liens; (vi) Liens securing obligations not in excess of $2 million; (vii) Liens on any property or assets of a Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary permitted to be Incurred under Section 4.02; or (viii) Liens granted over any assets of the Company or any Restricted Subsidiary to secure the Proposed ING Credit Facility, including without limitation cash held by the Company and any Capital Stock held by the Company.

            SECTION 4.09. Limitation on Sale-Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

            The foregoing restriction does not apply to any sale-leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the lease secures or relates to industrial revenue or pollution control bonds; (iii) the transaction is solely between the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; (iv) the Company or such Restricted Subsidiary, within twelve months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the first paragraph of Section 4.10; or (v) it relates to the Proposed ING Credit Facility.

            SECTION 4.10. Limitation on Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale unless
(i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and
(ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments. In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its subsidiaries have been filed pursuant to Section 4.18), then the Company shall, or shall cause the relevant Restricted Subsidiary to, (i) within twelve months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets, (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company or any Restricted Subsidiary providing a Subsidiary Guarantee pursuant to Section 4.06 or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within twelve months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment and (ii) apply (no later than the end of the twelve-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this Section 4.10. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such twelve-month period as set forth in clause
(i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

            If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.10 totals at least $10 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of Notes on the relevant Payment Date equal to the Excess Proceeds on such date, at a purchase price equal to 101% of the principal amount of the Notes, plus, in each case, accrued interest (if any) to the Payment Date.

            SECTION 4.11. Repurchase of Notes upon a Change of Control. The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the Payment Date.

            SECTION 4.12. Additional Amounts. In the event of any change in the laws of Bermuda or of any political subdivision or taxing authority thereof or therein or any change in the interpretation or administration thereof, the effect of which is to require the withholding or deduction by the Company pursuant to the Notes of any amount for taxes, the Company will pay, to the extent it may then lawfully do so, such additional amounts ("Additional Amounts") as may be necessary in order that every net payment of the principal of and interest on the Notes, after deduction for withholding for or on account of any future tax, assessment or other governmental charge, will not be less than the amount provided for in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply in respect of:

            (a) any tax, withholding, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and Bermuda or any political subdivision or taxing authority thereof including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of a Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

            (b) any estate, inheritance, gift, sale, transfer or personal property tax;

            (c) any tax, assessment or other governmental charge that is withheld by reason of the failure to timely comply by the holder or the beneficial owner of the Note with a request in writing of the Company (i) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing or domicile jurisdiction as a precondition to exemption from or reduction of all or part of such tax, assessment or other governmental charge; provided, however, that this clause (c) shall not apply to limit the Company's obligation to pay Additional Amounts if the completing and filing of the information described in subclause (i) or the declaration or other claim described in subclause (ii) would be materially more onerous in form, in procedure or in substance of information disclosed, in comparison to the information reporting requirements imposed under U.S. tax law with respect to Forms 1001, W-8 and W-9; or

            (d) any combination of items (a), (b) and (c) above; nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on, any Note to any holder who is not the sole beneficial owner of such Note or is a fiduciary or partnership, but only to the extent that a beneficial owner, a beneficiary or a settlor with respect to a fiduciary or a member of the partnership would not have been entitled to the payment of the Additional Amount had the beneficial owner, beneficiary, settlor or member of such partnership received directly its beneficial or distributive share of the payment.

            At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee an Officer's Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to holders on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), Redemption Price, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

            SECTION 4.13. Existence. Subject to Articles Four and Five of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), licenses and franchises of the Company and each such Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided further that any Restricted Subsidiary may consolidate with, merge into, or sell, convey, transfer, lease or otherwise dispose of all or part of its property and assets to the Company or any Wholly Owned Restricted Subsidiary.

            SECTION 4.14. Payment of Taxes and Other Claims. The Company will pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon
(a) the Company or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Company or any such Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company or any such Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

            SECTION 4.15. Maintenance of Properties and Insurance. The Company will cause all properties used or useful in the conduct of its business or the business of any Restricted Subsidiary and material to the Company and its Restricted Subsidiaries taken as a whole, to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.15 shall prevent the Company or any such Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or the board of directors of such Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or such Restricted Subsidiary.

            The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as the Company in good faith shall determine to be reasonable and appropriate in the circumstances.

            SECTION 4.16. Compliance Certificates. (a) The Company shall deliver to the Trustee, within 45 days after the end of each fiscal quarter (90 days after the end of the last fiscal quarter of each year), an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal quarter. In the case of the Officers' Certificate delivered within 90 days of the end of the Company's fiscal year, such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under this Indenture and that the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 4.16, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If any of the signers of the Officers' Certificate have knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 4.16(a) shall be for the first fiscal quarter beginning after the execution of this Indenture.

            (b) The Company shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year, a certificate signed by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, (ii) that they have read the most recent Officers' Certificate delivered to the Trustee pursuant to paragraph (a) of this
Section 4.16 and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company was not in compliance with any of the terms, covenants, provisions or conditions of Article Four and Section 5.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

            (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

            SECTION 4.17. Commission Reports and Reports to Holders. Whether or not the Company is then required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Section 13(a) or 15(d) under the Exchange Act if it were subject thereto. Upon request, the Company shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information.


            SECTION 4.18. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE FIVE

                              Successor Corporation

            SECTION 5.01. When Company May Merge, Etc. The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the jurisdiction of incorporation of the Company immediately prior to such transaction, the United States of America, the British Virgin Islands, the Cayman Islands, the Netherlands Antilles, any EU Country or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under this Indenture; provided that, with respect to any such transaction immediately subsequent to which the continuing Person is incorporated in a jurisdiction other than the United States or the jurisdiction in which such Person was incorporated immediately prior to such transaction, (A) the Company delivers to the Trustee an Opinion of Counsel stating that the obligations of the continuing Person under the Indenture are enforceable under the laws of the new jurisdiction of its incorporation to the same extent as the obligations of the Company under the Indenture immediately prior to such transaction; (B) the continuing Person agrees in writing to submit to jurisdiction and appoints an agent for the service of process, each under terms substantially similar to the terms contained in the Indenture with respect to the Company; (C) the continuing Person agrees in writing to pay "additional amounts" as provided under this Indenture with respect to the Company except that such "additional amounts" shall relate to any withholding tax whatsoever regardless of any change of law (subject to exceptions substantially similar to those contained in this Indenture and described under Section 4.13); and (D) the Board of Directors of the Company determines in good faith that such transaction will have no material adverse effect on any Holder and a Board Resolution to that effect is delivered to the Trustee; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Notes shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;
(iv) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Notes would have a Consolidated Leverage Ratio no higher (or, if negative, no lower) than the Consolidated Leverage Ratio of the Company immediately prior to such transaction; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company; and (v) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state or jurisdiction of incorporation of the Company; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

            SECTION 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer or other disposition of all or substantially all of the property and assets of the Company in accordance with
Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that in the case of a lease, the Company shall not be released from the obligation to pay the principal of and interest on the Notes.


                                   ARTICLE SIX

                              Default and Remedies

            SECTION 6.01. Events of Default. An "Event of Default" shall occur with respect to the Notes if:

            (a) the Company defaults in the payment of the principal of (or premium, if any, on) any Note when the same becomes due and payable at Stated Maturity, upon acceleration, redemption or otherwise;

            (b) the Company defaults in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

            (c) the Company defaults in the performance or breaches the provisions of Article Five or fails to make or consummate an Offer to Purchase in accordance with Section 4.11 or Section 4.12;

            (d) the Company defaults in the performance of or breaches any covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice to the Company by the Trustee or the Holders of 25% or more in aggregate principal amount at maturity of the Notes;

            (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any of its Significant Subsidiaries having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

            (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

            (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

            (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or
      (C) effects any general assignment for the benefit of creditors.

            A Default under clause (d) is not an Event of Default until the Trustee notifies the Company in writing, or the holders of at least 25% of the principal amount at maturity of the Notes then outstanding notify the Company and the Trustee in writing, of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested in writing by the Holders of at least 25% in aggregate principal amount at maturity of the Notes then outstanding.

            SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of the Holders shall, declare the principal amount of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company and/or the relevant Significant Subsidiary or waived by the holders of the relevant and such rescission and annulment would not conflict with any judgement or decree of a court of competent jurisdiction Indebtedness within 60 days after the declaration of acceleration with respect thereto and such rescission and annulment would not conflict with any judgement or decree of a court of competent jurisdiction. If an Event of Default specified in clause (g) or (h) of Section 6.01 occurs with respect to the Company, the principal amount of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            At any time after such a declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in aggregate principal amount at maturity of the outstanding Notes by written notice to the Company and to the Trustee may waive all past Defaults and rescind and annul such declaration of acceleration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,
(ii) all overdue interest on all Notes, (iii) the principal of and premium, if any, on any Notes that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate prescribed therefor by such Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest, if any, at the rate prescribed therefor by such Notes, (b) all existing Events of Default, other than the non-payment of the principal amount of, premium, if any, and accrued interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

            SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

            SECTION 6.04. Waiver of Past Defaults. Subject to Sections 6.02,
6.07 and 9.02, the Holders of at least a majority in aggregate principal amount at maturity of the outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Note as specified in clause (a) or (b) of Section 6.01 (including in connection with an Offer to Purchase) or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

            SECTION 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount at maturity of the outstanding Notes, by notice to the Trustee, may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Notes pursuant to this Section 6.05.

            SECTION 6.06. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

            (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default;

            (ii) the Holders of at least 25% in aggregate principal amount at maturity of outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

            (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

            (v) during such 60-day period, the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

            For purposes of Section 6.05 of this Indenture and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount at maturity of outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law.

            A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

            SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on such Holder's Note on or after the respective due dates expressed on such Note (including in a notice with respect to an Offer to Purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest specified in clause (a) or (b) of
Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.06) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, notes or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.06. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

            First: to the Trustee for amounts due under Section 7.06, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

            Third: to the Company or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

            The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

            SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 of this Indenture, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

            SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

            SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


                                  ARTICLE SEVEN

                                     Trustee

            SECTION 7.01. Rights of Trustee. (i) Except during the continuance of an Event of Default,

            (a) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth and correctness of the statements and certificates or opinions furnished to it and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

            (ii) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (iii) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (a) this Subsection shall not be construed to limit the effect of Subsection (i) of this Section;

            (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes, relating to the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.

            (iv)  Subject to TIA Sections 315(a) through (d):

            (a) the Trustee may rely upon any document believed by it to be genuine and to have been signed or presented by the proper person, the Trustee need not investigate any fact or matter stated in the document;

            (b) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to
      Section 11.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

            (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

            (d) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute negligence or bad faith;

            (e) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

            (f) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed), may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

            (g) the Trustee may consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

            (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

            (i) the Trustee may execute any of the trusts or powers hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

            (j) the Trustee may conclusively rely as to the identity and addresses of Holders and other matters contained therein on the register of the Notes maintained by the Registrar pursuant to Section 2.03 hereof and shall not be affected by notice to the contrary; and

            (k) unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

            SECTION 7.02. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

            SECTION 7.03. Trustee's Disclaimer. The Trustee (i) shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) shall not be accountable for the Company's use of the proceeds from the Notes (iii) shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and (iv) shall not be responsible for any statement in the Notes other than its certificate of authentication.

            SECTION 7.04. Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to the Trustee, the Trustee shall transmit in the manner provided in this Indenture and in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 45 days after it occurs, unless such Default or Event of Default has been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

            The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) a default described in Section 6.01(a) or (b) so long as the Trustee is the Paying Agent or (ii) any Default or Event of Default of which the Trustee shall have received written notification or a Responsible Officer charged with the administration of this Indenture shall have obtained actual knowledge, and such notification shall not be deemed to include receipt of information obtained in any report or other reports and documents furnished under Section 4.17 of this Indenture which reports and documents the Trustee shall have no duty to examine.

            SECTION 7.05. Reports by Trustee to Holders. Within 60 days after each _______, beginning with _______, 1998, the Trustee shall transmit to the Holders, in the manner provided in this Indenture and in the manner and to the extent provided in TIA Section 313(c) a brief report dated as of such _______, if required by TIA Section 313(a).

            A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

            SECTION 7.06. Compensation and Indemnity. The Company shall pay to the Trustee such compensation as shall be agreed upon in writing for its services hereunder. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, expenses and advances incurred or made by it in addition to compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Company need not pay for any settlements made without its consent. The Company need not reimburse any expense or indemnity against any loss or liability incurred by the Trustee through negligence or bad faith.

            The Trustee shall have a claim prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, for any amount owing it pursuant to this Section 7.06, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

            If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (g) or (h) of Section 6.01, the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

            To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under this Section 7.06 out of the estate in any such proceeding, shall be denied for any reason, other than solely because of the wilful misconduct of the Trustee or its Agents, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

            The provisions of this Section 7.06 shall survive the termination of this Indenture.

            The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

            SECTION 7.07. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 7.07.

            The Trustee may resign by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in aggregate principal amount at maturity of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may remove the Trustee if:

            (i)   the Trustee fails to comply with Section 7.09;

            (ii)  the Trustee is adjudged a bankrupt or an insolvent;

            (iii) a receiver or other public officer takes charge of the Trustee or its property; or

            (iv)  the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.06, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

            If the Trustee fails to comply with Section 7.09, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect provided in this Section.

            Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company's obligation under Section 7.06 shall continue for the benefit of the retiring Trustee.

            SECTION 7.08. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

            SECTION 7.09. Eligibility. Any Trustee serving hereunder shall be a bank or trust company, within or without the state, which is authorized by law to perform all of the duties imposed upon it hereby and which either (i) has a reported capital and surplus aggregating at least $25,000,000 or (ii) is a wholly owned subsidiary of a bank, a trust company or a bank holding company having a reported capital and surplus aggregating at least $25,000,000, and shall at all times satisfy the requirements of TIA Section 310(a)(i).

            SECTION 7.10. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.

                                  ARTICLE EIGHT

                             Discharge of Indenture

            SECTION 8.01. Termination of Company's Obligations. Except as otherwise provided in this Section 8.01, the Company may terminate its obligations under the Notes and this Indenture if:

            (i) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.01 or Notes for whose payment money or notes have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

            (ii) (A) the Notes have become due and payable, mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits or causes to be irrevocably deposited in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or Federal Republic of Germany Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if, any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

            With respect to the foregoing clause (i), the Company's obligations under Section 7.06 shall survive. With respect to the foregoing clause (ii), the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.12,
4.01, 7.06, 7.07, 8.04, 8.05 and 8.06 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.06, 8.04, 8.05 and 8.06 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

            SECTION 8.02. Defeasance and Discharge of Indenture. The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the date of the deposit referred to in clause (A) of this Section 8.02, and the provisions of this Indenture will no longer be in effect with respect to the Notes, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same, except as to (i) rights of registration of transfer and exchange, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes,
(iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the Company's obligations under Section 2.03, (v) the rights, obligations and immunities of the Trustee hereunder and (vi) the rights of the Holders as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied:

            (A) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee in trust, money and/or Federal Republic of Germany Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee to pay and discharge, without consideration of the reinvestment of such interest and after payment of all state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments or upon earlier redemption in accordance with the terms of this Indenture and the Notes and shall have irrevocably instructed the Trustee to apply such money to the payment of such principal, premium and interest;

            (B) the Company has delivered to the Trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Bermuda income tax or other tax purposes as a result of the Company's exercise of its option under this Section 8.02, disregarding income tax on any amounts that would have been received but for such exercise of its option under this Section 8.02, and will be subject to income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling based on relevant law and practice at the time directed to the Trustee from the relevant tax authority to the same effect or (y) a ruling based on relevant law and practice at the time directed to the Trustee from the relevant tax authority to the same effect as the aforementioned Opinion of Counsel, (ii) either (A) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for U.S. income tax or other tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling published by the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (B) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (iii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of a Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute;

            (C) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default, or event that after the giving of notice or lapse of time or both would become a Default or an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (D) if at such time the Notes are listed on a securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge; and

            (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

            Notwithstanding the foregoing, prior to the end of the 123-day period referred to in clause (B)(iii) of this Section 8.02, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day period with respect to this Section 8.02, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.12, 4.01, 7.06,
7.07, 8.04, 8.05 and 8.06 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.06, 8.05 and 8.06 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clauses (B)(i) and (B)(ii) of this
Section 8.02 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.01, then the Company's obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.

            After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

            SECTION 8.03. Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in clauses (iii) and (iv) of Section 5.01 and Sections 4.02 through 4.17, and clauses (c) and (d) of Section 6.01 and clauses (iii) and (iv) of Section 5.01 and Sections 4.02 through 4.17, and clauses (e) and (f) of Section 6.01 shall be deemed not to be Events of Default, in each case with respect to the outstanding Notes if:

            (i) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee in trust, money and/or Federal Republic of Germany Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee to pay and discharge, without consideration of the reinvestment of such interest and after payment of all state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments or upon earlier redemption in accordance with the terms of this Indenture and the Notes and shall have irrevocably instructed the Trustee to apply such money to the payment of such principal, premium and interest;

            (ii) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (iii) the Company has delivered to the Trustee (x) an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and (B) the Holders will not recognize income, gain or loss for Bermuda income tax or other tax purposes as a result of such deposit and defeasance of certain obligations, disregarding income tax on any amounts that would have been received but for such exercise of its option under this Section 8.03, and will be subject to income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred and (C) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and (y) either (A) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for U.S. income tax or other tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling published by the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (B) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel;

            (iv) at such time the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge; and

            (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

            SECTION 8.04. Application of Trust Money. Subject to Sections 8.05 and 8.06, the Trustee or Paying Agent shall hold in trust money or Federal Republic of Germany Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from Federal Republic of Germany Obligations in accordance with the Notes and this Indenture to the payment of principal of, premium, if any, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

            SECTION 8.05. Repayment to Company. Subject to Sections 7.06, 8.01,
8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent before being required to make any payment may give notice in accordance with Section 10.02(b) that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

            SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or Federal Republic of Germany Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or Federal Republic of Germany Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Federal Republic of Germany Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       Amendments, Supplements and Waivers

            SECTION 9.01. Without Consent of Holders. The Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder:

            (i) to cure any ambiguity, defect or inconsistency;

            (ii) to comply with Article Five;

            (iii) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

            (iv) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

            (v) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (vi) to add one or more subsidiary guarantees on the terms required by this Indenture; or

            (vii) to make any change that does not adversely affect the rights of any Holder.

            SECTION 9.02. With Consent of Holders. Subject to Sections 6.04 and
6.07 and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of not less than a majority in principal amount at maturity of the Notes then outstanding, and the Holders of not less than a majority in principal amount at maturity of the Notes then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Notes.

            Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

            (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

            (ii) reduce the principal amount of, or premium, if any, or interest on, any Note;

            (iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note;

            (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;

            (v) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture;

            (vi) waive a default in the payment of principal of, premium, if any, or interest on the Notes;

            (vii) reduce the percentage of aggregate principal amount at maturity of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

            (viii) modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

            It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

            SECTION 9.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount at maturity of the outstanding Notes.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (i) through (v) of Section 9.02. In case of an amendment or waiver of the type described in clauses (i) through (v) of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

            SECTION 9.04. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

            SECTION 9.05. Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

            SECTION 9.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.


                                   ARTICLE TEN

                                  Miscellaneous

            SECTION 10.01. Trust Indenture Act of 1939. This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

            SECTION 10.02. Notices. (a) Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery addressed as follows:

            if to the Company:

                  Central European Media Enterprises Ltd.
                  18 D'Arblay Street
                  London, W1V 3FP
                  United Kingdom
                  Telecopier No.:  (44) 171-292-7948
                  Attention:  Legal Department

            with a copy to:  (which shall not constitute notice)

                  Rosenman & Colin LLP
                  Telecopier No.:  (212) 940-8776
                  Attention:  Robert L. Kohl, Esq.

            if to the Trustee:

                  Bankers Trust Company
                  4 Albany Street
                  New York, New York  10006
                  Telecopier No.:  (212) 250-6961
                  Attention:  Corporate Trust and Agency Group

            The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            (b) Where this Agreement provides for notice of any event to Holders by the Company or Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided): to registered Holders, if in writing and mailed, first-class postage (or, if first class mail is unavailable, by airmail) prepaid, to each registered Holder at his address as it appears in the Register, in each case not later than the latest date, and not earlier than the earliest date, prescribed hereunder for the giving of such notice; or, to unregistered Holders, if such notice is published in the following journals: (i) the Bundesanzeiger and one mandatory nationwide newspaper (if practicable, the Borren-Zeitung) in the German language; (ii) a leading daily newspaper (if practicable, The Wall Street Journal (Eastern Edition)) printed in the English language and of general circulation in New York; and (iii) a leading daily newspaper (if practicable, the Financial Times (London Edition)) printed in the English language and of general circulation in London, in each case, once in each of three successive calendar weeks, the first publication to be not later than the latest date, and not earlier than the earliest date, prescribed hereunder for the giving of such notice. Any notice to registered Holders shall be deemed to have been given on the fourth weekday after the date of mailing. Any notice to unregistered Holders will become effective for all purposes on the date of its publication in the Bundesanzeiger.

            Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

            SECTION 10.03. Certificate and Opinion As to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (i) an Officers' Certificate reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (ii) an Opinion of Counsel reasonably satisfactory to the Trustee stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

            SECTION 10.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (i) a statement that the person making such certificate or opinion has read such covenant or condition;

            (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

            (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with, and such other opinions as the Trustee may reasonably request; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

            SECTION 10.05. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

            (b) The ownership of registered Notes shall be proved by the Note Register, and ownership of bearer Notes shall be proved by possession thereof.

            (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

            (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver of other act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act, but the Company shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

            If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Notes then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for this purpose the Notes then outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

            SECTION 10.06. Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

            SECTION 10.07. Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Payment Date for an Offer to Purchase, Stated Maturity or date of maturity of any Note shall not be a Business Day at any place of payment, then payment of principal of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day at such place of payment with the same force and effect as if made on the Interest Payment Date, Payment Date for an Offer to Purchase, or Redemption Date, or at the Stated Maturity or date of maturity of such Note; provided that no interest shall accrue for the period from and after such Interest Payment Date, Payment Date for an Offer to Purchase, Redemption Date, Stated Maturity or date of maturity, as the case may be.

            SECTION 10.08. Governing Law; Submission to Jurisdiction; Agent for Service. This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws, except as referred to in Section 10.11. The Trustee, the Company and the Holders agree to submit to the jurisdiction of the U.S. federal and New York state courts located in the Borough of Manhattan, City and State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes, and the Company hereby waives any objection which it may now have or hereafter have to the laying of venue of any such action or proceeding and any right to which it may be entitled on account of place of residence or domicile. The Company has appointed Corporation Service Company, _______ as the Company's authorized agent upon which process may be served in any such action.

            SECTION 10.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture and this Indenture.

            SECTION 10.10. Currency Indemnity. Deutsche marks are the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes, including damages. Any amount received or recovered in a currency other than Deutsche marks (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by any Holder in respect of any sum expressed to be due to it from the Company shall only constitute a discharge to the Company to the extent of the Deutsche marks amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that Deutsche marks amount is less than the Deutsche marks amount expressed to be due to the recipient under any Note, the Company shall indemnify the recipient against any loss sustained by it as a result. In any event, the Company shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 10.10, it will be sufficient for the Holder to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of Deutsche marks been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of Deutsche marks on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Company's other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

            SECTION 10.11. Substitution of Currency. If the Federal Republic of Germany adopts the Euro, the regulations of the European Commission relating to the Euro shall apply to the Notes and this Indenture. The circumstances and consequences described in this paragraph entitle neither the Company nor any Holder to early redemption, rescission, notice, repudiation, adjustment or renegotiation of the terms and conditions of the Notes or this Indenture or to raise other obligations of the Company under the Notes and this Indenture.

            SECTION 10.12. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, shareholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

            SECTION 10.13. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

            SECTION 10.14. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            SECTION 10.15. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 10.16. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

            SECTION 10.17. Meetings. (a) The Company may at any time and from time to time call a meeting of the Holders, such meeting to be held at such time and at such place as the Company shall determine, for the purpose of obtaining a waiver of any covenant or condition set forth in this Indenture. Upon a request in writing made by Holders of the Notes of not less than 25% of the aggregate outstanding principal amount of the Notes, after the Notes have become due and payable due to a default, the Trustee shall convene a meeting of the Holders of the Notes, such meeting to be held at such time and at such place as the Company or the Holders shall determine. Notice of any meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be not less than 20 nor more than 90 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of Holders of the Notes a person shall be (i) a Holder of one or more Notes or (ii) a person appointed by an instrument in writing as proxy by the Holder of one or more of such Notes. The only persons who shall be entitled to be present or to speak at any meeting of such Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives and counsel of the Company.

            (b) The persons entitled to vote at least a majority in aggregate principal amount of the Notes at the time outstanding shall constitute a quorum for the purpose of any action to be taken at a meeting of holders of the Notes. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting shall be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Subject to the foregoing, at the reconvening of any meeting further adjourned for lack of a quorum, the persons entitled to vote at least 25% in aggregate principal amount of the Notes at the time outstanding shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding Notes which shall constitute a quorum. At a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid, any resolution to waive compliance by the Company, as the case may be, with any of the covenants or conditions referred to above shall be effectively passed and decided if passed and/or decided by the persons entitled to vote the percentage of the aggregate principal amount of the outstanding Notes required to amend or modify the Notes pursuant to Section 9.02 of this Indenture. It shall not be necessary for the vote or consent of the Holders of Notes to approve the particular form of any proposed modification, amendment, supplement, authorization, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

            (c) Any Holder of the Notes who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such holder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Any resolution passed or decision taken at any meeting of holders duly held in accordance with this Section 10.17 shall be binding on all the holders whether or not present or represented at the meeting.

            (d) The Company shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of at least a majority in aggregate principal amount of the Notes represented at the meeting. At any meeting each holder or proxy shall be entitled to one vote for each DM 1,000 principal amount of Notes held or represented by him; provided that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as a holder or proxy. Any meeting of holders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

            (e) The vote upon any resolution submitted to any meeting of holders of the Notes shall be by written ballot on which shall be subscribed the signatures of the Holders or proxies and on which shall be inscribed the serial number or numbers of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in triplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the Trustee to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                  SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                CENTRAL EUROPEAN MEDIA
                                ENTERPRISES LTD.,
                                    as Issuer


                                __________________________________
                                Name:
                                Title:






                                BANKERS TRUST COMPANY,
                                   as Trustee


                                __________________________________
                                Name:
                                Title:

                                                                       EXHIBIT A

                    [Form of Face of Global Registered Note]


           UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                     CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

                            __% Senior Notes Due 2004

                                                                 [CUSIP]
                                                                  [CINS][ISIN]

No.                                                                    $______

           CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., a Bermuda corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ______________ , or its registered assigns, the principal sum of ________ (DM __________ ) on August 15, 2004.

            Interest Payment Dates: February 15 and August 15, commencing February 15, 1998.

           Regular Record Dates:  February 1 and August 1.

           Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

           IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:                                    CENTRAL EUROPEAN MEDIA
                                         ENTERPRISES LTD.


                                         By  ________________________________
                                             Name:
                                             Title:

                                         By  ________________________________
                                             Name:
                                             Title:






                    (Trustee's Certificate of Authentication)



This is one of the __% Senior Notes Due 2004 described in the within-mentioned Indenture.

                                         BANKERS TRUST COMPANY,
                                           as Trustee


                                         By________________________________
                                                Authorized Signatory

                                                                     EXHIBIT B

                      [Form of Face of Global Bearer Note]


           THIS GLOBAL CERTIFICATE HAS BEEN CREATED IN ORDER TO BE HELD IN CUSTODY BY DEUTSCHER KASSENVEREIN AG ("DKV") AND TO SERVE AS THE BASIS FOR THE DELIVERY AND TRANSFER OF NOTES TO BE HELD IN THE DKV DEPOSITARY AND CLEARING SYSTEM THROUGHOUT THE LIFE OF THE SECURITIES.


                    CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

                           __% Senior Notes Due 2004

                                                                  [CUSIP]
                                                                  [CINS][ISIN]

No.                                                                    $______

           CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., a Bermuda corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to the bearer hereof, the principal sum of _______ (DM ______ ) on August 15, 2004.

            Interest Payment Dates: February 15 and August 15, commencing February 15, 1998.

            [Regular Record Dates: February 1 and August 1.]

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

           IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:                                    CENTRAL EUROPEAN MEDIA
                                         ENTERPRISES LTD.


                                         By________________________________
                                             Name:
                                             Title:

                                         By________________________________
                                             Name:
                                             Title:






                    (Trustee's Certificate of Authentication)



This is one of the __% Senior Notes Due 2004 described in the within-mentioned Indenture.

                                         BANKERS TRUST COMPANY,
                                           as Trustee


                                         By________________________________
                                                Authorized Signatory

                                                                     EXHIBIT C

                          [REVERSE SIDE OF NOTE]



                  CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

                           __% Senior Note Due 2004



1.  Principal and Interest.

           The Company will pay the principal of this Note on August 15, 2004.

           The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

           Interest will be payable semiannually on each Interest Payment Date, commencing February 15, 1998. The amount of payments in respect of interest on each Interest Payment Date to each Holder shall correspond to the aggregate principal amount of Notes represented by the Global Bearer Note and the Global Registered Note, as established by the Registrar at the close of business on the relevant Record Date. Payments of principal shall be made upon surrender of the Global Registered Note or the Global Bearer Note to the U.S. Paying Agent, Luxembourg Paying Agent or the DM Paying Agent, as the case may be.


           Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from _______, 1997; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

           The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate borne by the Notes.

2.  Method of Payment.

           The principal of this Note shall be payable at the Corporate Trust Office of Bankers Trust Company in New York City (which initially will be the corporate trust office of the Trustee at 4 Albany Street, New York, New York 10006), at the office of Bankers Trust Luxembourg, S.A. in Luxembourg, (which initially will be 14 Boulevard F.D. Roosevelt, L-2450 Luxembourg) and at the office of Bankers Trust International PLC (Frankfurt Branch) (which initially will be Westend Carree Grueneburgweg 16 D-60322 Frankfurt/Main, Germany) and, subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other Paying Agents appointed by the Company. Payment of principal of and interest on this Security shall be made by the Company in Deutsche marks through the DM Paying Agent to DKV and to Cede & Co., the nominee for DTC, as the registered holder of the U.S. Global Security. Payments of principal shall be made upon surrender of the Global Registered Note and the Global Bearer Note, as the case may be, to the U.S. Paying Agent and the DM Paying Agent, respectively.

           Any DTC participant holding a beneficial interest in the Notes through DTC (a "DTC Note Holder") shall receive payments of principal and interest in respect of the Notes in U.S. dollars, unless such DTC Notes Holder elects to receive payments in Deutsche marks in accordance with the procedures set out below. To the extent the DTC Note Holder shall not have made such election in respect of any payment of principal or interest, the aggregate amount designated for all such DTC Note Holders in respect of such payment (the "DM Conversion Amount") shall be converted by the U.S. Paying Agent into U.S. dollars and paid by wire transfer of same-day funds to the registered holder of the Global Registered Note for payment through DTC's settlement system to the relevant DTC Participants. All costs of any such conversion and wire transfer shall be deducted from such payments. Any such conversion shall be based on, in the case of interest payments, the U.S. Paying Agent's Deutsche Mark bid (U.S. dollar offer) quotation, or, in the case of principal payments, the U.S. Paying Agent's Deutsche Mark offer (U.S. dollar bid) quotation, at or prior to 11:00 a.m. New York time, on the second New York Business Day preceding the relevant payment date, for the purchase by the U.S. Paying Agent of the DM Conversion Amount of U.S. dollars for settlement on such payment date. If such quotation is not available for any reason, the U.S. Paying Agent shall endeavour to obtain a quotation from a leading foreign exchange bank in New York City or London selected by the U.S. Paying Agent for such purpose. If no quotation from a leading foreign exchange bank is available, payment of the DM Conversion Amount will be made in Deutsche marks to the account or accounts specified by DTC to the U.S. Paying Agent.

           A DTC Note Holder may elect to receive a payment of principal and interest with respect to the Notes in Deutsche marks by causing DTC to notify the U.S.

Paying Agent at the time specified below of (i) such DTC Note Holder's election to receive all or a portion of such payment in Deutsche marks and (ii) wire transfer instructions to a Deutsche marks account in Federal Republic of Germany. Such election in respect of any payment shall be made by the DTC Note Holder at the time and in the manner required by the DTC procedures applicable from time to time and shall, in accordance with such procedures, be irrevocable and shall relate only to such payment. DTC notifications of such election, wire transfer instructions and of the amount payable in Deutsche marks pursuant to this paragraph must be received by the U.S. Paying Agent prior to 5:00 P.M. New York time on the fifth New York Business Day following the relevant Record Date in the case of interest and prior to 5:00 P.M. New York time on the tenth day prior to the payment date for the payment of principal. Any payments under this paragraph in Deutsche marks shall be made by wire transfer of same-day funds to Deutsche marks accounts designated by DTC.

           All payments made by the Company to DKV and to, or to the order of, the registered holder of the Global Registered Note, respectively, shall discharge the liability of the Company under the Notes to the extent of the sums so paid.

3.  Paying Agent and Registrar.

           Initially, the Trustee will act as authenticating agent, U.S. Paying Agent and Registrar and Bankers Trust Luxembourg will act as the Luxembourg Paying Agent and Bankers Trust International PLC will act as DM Paying Agent. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.


4.  Indenture; Limitations.

           The Company issued the Notes under an Indenture dated as of August __, 1997 (the "Indenture"), between the Company and Bankers Trust Company, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

           The Notes are unsecured senior obligations of the Company. The Indenture limits the original aggregate principal amount at maturity of the Notes to DM 100,000,000.


5.  Redemption.

           The Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after August 15, 2001 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the next succeeding Interest Payment Date), if redeemed during the 12-month period commencing August 15 of the years set forth below:


                                                  Redemption
           Year                                     Price
           ----                                     -----
           2001 ....................                   %
           2002 ....................                   %
           2003 and thereafter .....                   %

           In addition, at any time and from time to time, prior to August 15, 2000, the Company may redeem Notes having a principal amount of up to $_ million with the Net Cash Proceeds that are actually received by the Company from one or more sales of Common Stock of the Company, at a Redemption Price (expressed as a percentage of principal amount) of %, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the next succeeding Interest Payment Date); provided that each such redemption occurs within 180 days of the related sales.

           In the event that (i) the Company has become or would become obligated to pay, on the next date on which any amount would be payable under or with respect to the Notes, any Additional Amounts as a result of certain changes affecting withholding tax laws, and (ii) the Company cannot reasonably arrange for another obligor to make such payment so as to avoid the requirement to pay such Additional Amounts, then the Company may redeem all, but not less than all, the Notes at any time at 100% of the principal amount thereof, together with accrued interest thereon, if any, to the redemption date.

           Notice of any optional redemption will be made at least 30 days but not more than 60 days before the Redemption Date. Notes in denominations larger than DM 1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.


6.  Repurchase upon Change of Control.

           Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment").

           A notice of such Change of Control will be made within 30 days after any Change of Control occurs. Notes in denominations larger than DM 1,000 may be sold to the Company in part. On and after the Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.


7.  Denominations; Transfer; Exchange.

           The Notes are in denominations of DM 1,000 and multiples of DM 1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption.


8.  Persons Deemed Owners.

           A Holder shall be treated as the owner of a Note for all purposes.

9.  Unclaimed Money.

           If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.


10.  Discharge Prior to Redemption or Maturity.

           If the Company deposits with the Trustee money or Federal Republic of Germany Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.


11.  Amendment; Supplement; Waiver.

           Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount at maturity of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.


12.  Restrictive Covenants.

           The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur additional Indebtedness, make Restricted Payments, use the proceeds from Asset Sales, suffer to exist restrictions on the ability of Restricted Subsidiaries to make certain payments to the Company, issue Capital Stock of Restricted Subsidiaries, engage in transactions with Affiliates, suffer to exist or incur Liens, Guarantee Indebtedness of the Company or merge, consolidate or transfer substantially all of its assets. Within 45 days after the end of each fiscal quarter (90 days after the end of the last fiscal quarter of each year), the Company shall deliver to the Trustee an Officers' Certificate stating whether or not the signers know of any Default or Event of Default under such restrictive covenants.


13.  Successor Persons.

           When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.


14.  Defaults and Remedies.

           An Event of Default is: a default in payment of principal on the Notes; default in the payment of interest on the Notes and such default continues for a period of 30 days (provided that a failure to make any of the first six scheduled interest payments on the Notes in a timely manner will constitute an Event of Default with no grace or cure period); failure by the Company for 30 days after notice to it to comply with any of its other agreements in the Indenture; certain events of bankruptcy or insolvency; certain final judgments which remain undischarged; and certain events of default on other Indebtedness of the Company and/or one or more of its Significant Subsidiaries.

           If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.


15.  Trustee Dealings with the Company.

           The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

16.  No Recourse Against Others.

           No incorporator or any past, present or future partner, shareholder, other equity holder, officer, director, employee or controlling person as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note expressly waives and releases all such liability. The waiver and release are a condition of, and part of the consideration for the issuance of the Notes.


17.  Authentication.

           This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.


18.  Governing Law.

           The Notes shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws, except as referred to in Section 10.11 of the Indenture.


19.  Abbreviations.

           Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

           The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Central European Media Enterprises Ltd., 18 D'Arblay Street, London W1V 3FP, United Kingdom,
Attention: Legal Department.

                      ASSIGNMENT FORM FOR REGISTERED NOTES


I or we assign and transfer this Note to:


Please insert social security or other identifying number of assignee


____________________________________________________

____________________________________________________


Print or type name, address and zip code of assignee and irrevocably appoint _____________________________ , as agent, to transfer this Note on the books of the Company.

The agent may substitute another to act for him.

Dated _______________                   Signed__________________


____________________________________________________


(Sign exactly as name appears on the other side of this Note)


Signature Guarantee(1)______________________________

--------

1 The Holder's signature must be guaranteed by a member of the Securities Transfer Agents Medallion Program.

                       OPTION OF HOLDER TO ELECT PURCHASE


           If you wish to have this Note purchased by the Company pursuant to
Section 4.10 or Section 4.11 of the Indenture, as applicable, check the Box: |_|

           If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 or Section 4.11 of the Indenture, as applicable, state the amount to be purchased (in principal amount at maturity):


                        $ ____________.

           If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 or Section 4.11 of the Indenture, as applicable, please provide instructions regarding delivery of and the Persons in whose name(s) the unredeemed portion of such surrendered Note(s) should be registered, the address of such Person(s) should be registered, the address of such Person(s) and appropriate delivery instructions.

Date:_____________________

Your Signature:_______________________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee(2):_____________________________

--------

2 The Holder's signature must be guaranteed by a member of the Securities Transfer Agents Medallion Program.

                          SCHEDULE TO GLOBAL NOTE

                         Initial Principal Amount

                    DM[Insert initial principal amount]


                                                             Amount of Principal
                                      Amount of             Increased (Decreased)             Aggregate
                                      Principal             Upon Transfer Between             Principal
     Date                             Purchased                 Global Notes                   Amount
     ----                             ---------                 ------------                   ------
